EXHIBIT 4.1
                                                                     -----------


                                 EXECUTION COPY










                          UNION ACCEPTANCE CORPORATION



                             NOTE PURCHASE AGREEMENT



                         SERIES A Senior Notes due 2007







                                Dated MAY 1, 2002




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                                TABLE OF CONTENTS

                                                                            Page
1.       DEFINED TERMS.........................................................1
2.       DESCRIPTION OF SERIES A SENIOR NOTES..................................1
3.       PURCHASE AND SALE OF SERIES A SENIOR NOTES............................2
4.       CLOSING OF SALES OF SERIES A SENIOR NOTES.............................2
5.       CONDITIONS TO CLOSING.................................................2
         5.1.     Compliance With Securities Laws..............................2
         5.2.     Purchase Permitted By Applicable Laws; Legal Investment......2
         5.3.     No Adverse Legislation, Action or Decision...................3
         5.4.     Approvals and Consents.......................................3
         5.5.     Corporate Proceedings........................................3
         5.6.     Representations and Warranties; No Default...................3
         5.7.     Payment of Fee...............................................4
         5.8.     Series A Senior Notes and Other Credit Documents;
                        Other Documents, Agreements and Instruments............4
         5.9.     Opinions of Counsel..........................................5
         5.10.    Payment of Costs and Expenses................................5
         5.11.    Purchases of Series A Senior Notes...........................5
         5.12.    No Material Adverse Change...................................5
6.       OPTIONAL AND MANDATORY PREPAYMENTS....................................5
         6.1.     Optional Prepayments.........................................5
         6.2.     Mandatory Prepayments........................................6
         6.3.     Notice of Prepayments........................................6
         6.4.     Partial Prepayments Pro Rata.................................6
         6.5.     Acquisition of Series A Senior Notes.........................6
7.       AFFIRMATIVE COVENANTS.................................................6
         7.1.     Accounting Systems; Financial Statements and Other Reports...7
         7.2.     Corporate Existence; Maintenance of Properties..............11
         7.3.     Payment Of Taxes And Claims.................................11
         7.4.     Conduct of Business; Insurance..............................12
         7.5.     Books and Records; Inspection of Property...................12
         7.6.     Compliance With Laws, Etc...................................12
         7.7.     Satisfaction of Obligations.................................13
         7.8.     Hazardous Materials.........................................13
         7.9.     Proceeds of Financing.......................................13
         7.10.    Ranking.....................................................13
8.       NEGATIVE COVENANTS...................................................13
         8.1.     Debt Incurrence, Financial Maintenance Tests................13
         8.2.     Liens.......................................................14
         8.3.     Investments.................................................15
         8.4.     Restricted Junior Payments..................................16
         8.5.     Maintenance of Consolidated Tangible Net Worth..............16
         8.6.     Merger or Sale of Assets....................................17
         8.7.     Securitizations.............................................18
         8.8.     Reporting Company Status....................................18
         8.9.     Restriction on Transactions with Affiliates.................18
         8.10.    No Tax Consolidation........................................18
         8.11.    Amendments and Waivers of Certain Documents.................19
         8.12.    Margin Regulations..........................................19
         8.13.    No Public Offering of Series A Senior Notes.................19
         8.14.    Foreign Assets Control Regulations, Etc.....................20
         8.15.    Investment Company..........................................20
9.       EVENTS OF DEFAULT....................................................20
         9.1.     Default; Acceleration.......................................20
         9.2.     Rescission of Acceleration..................................23
         9.3.     Other Remedies..............................................23
         9.4.     Subordinated Debt Notices...................................24
10.      REPRESENTATIONS AND WARRANTIES.......................................24
         10.1.    Organization, Powers, Good Standing,
                        Business and Subsidiaries.............................24
         10.2.    Authorization of Financing, Etc.............................24
         10.3.    Financial Condition.........................................26
         10.4.    No Material Adverse Change..................................26
         10.5.    Title to Properties; Liens..................................27
         10.6.    Litigation; Adverse Facts...................................27
         10.7.    Payment of Taxes............................................27
         10.8.    Materially Adverse Agreements; Performance;
                        Absence of Material Contracts.........................27
         10.9.    Governmental Regulation.....................................28
         10.10.   Certain Fees................................................28
         10.11.   Disclosure..................................................28
         10.12.   Facilities..................................................29
         10.13.   Licenses, Permits and Authorizations........................29
         10.14.   Hazardous Materials.........................................29
         10.15.   Offering of Securities......................................29
         10.16.   ERISA.......................................................29
         10.17.   Patents, Etc................................................30
         10.18.   Regulation U, Etc...........................................30
         10.19.   Warehouse and Securitization Subsidiaries...................30
11.      REPRESENTATIONS OF THE PURCHASERS....................................31
12.      DEFINITIONS..........................................................31
         12.1.    Definitions.................................................31
         12.2.    Accounting Terms............................................43
13.      JUDICIAL PROCEEDINGS.................................................43
         13.1.    Consent to Jurisdiction.....................................43
         13.2.    Enforcement of Judgments....................................43
         13.3.    Waiver of Jury Trial........................................44
         13.4.    No Limitation on Service or Suit............................44
         13.5.    Limitation of Liability.....................................44
14.      MISCELLANEOUS........................................................45
         14.1.    Payments....................................................45
         14.2.    Expenses; Indemnification...................................45
         14.3.    Amendments; Waivers.........................................46
         14.4.    Form, Registration, Transfer and Exchange of
                        Series A Senior Notes; Lost Series A Senior Notes.....47
         14.5.    Rule 144A Mechanics.........................................48
         14.6.    Persons Deemed Owners; Participants; Identity of Holders....48
         14.7.    Solicitation; Payment.......................................48
         14.8.    Survival of Representations and Warranties;
                        Entire Agreement......................................49
         14.9.    Successors and Assigns......................................49
         14.10.   Disclosure to Other Persons.................................49
         14.11.   Notices.....................................................50
         14.12.   Descriptive Headings........................................50
         14.13.   Satisfaction Requirement....................................50
         14.14.   Independence of Covenants...................................50
         14.15.   Severability................................................50
         14.16.   Governing Law...............................................51
         14.17.   Counterparts................................................51

                             NOTE PURCHASE AGREEMENT

     This NOTE PURCHASE AGREEMENT (as amended, supplemented or otherwise modified from time to time, this "Agreement") dated May 1, 2002, is among UNION ACCEPTANCE CORPORATION, an Indiana corporation (the "Company"), and the institutions executing this Agreement as NOTE PURCHASERS on the signature pages hereof (such institutions in their capacity as purchasers of Senior Notes as more fully set forth in this Agreement, the "Purchasers").

     WHEREAS, in order to refinance certain existing Debt and to finance working capital requirements of the Company, the Company desires to issue and sell certain senior promissory notes; and

     WHEREAS, the Purchasers desire to purchase such senior promissory notes, in such amounts as are set forth on the Purchaser Schedule attached hereto, on the terms and conditions more fully set forth herein and in such senior promissory notes;

     NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereto agree as follows:

1.   DEFINED TERMS

     Certain capitalized terms used in this Agreement are defined in Section 12 hereof.

2. DESCRIPTION OF SERIES A SENIOR NOTES

     The Company will authorize the issuance and sale of its 12.00% senior promissory notes due April 30, 2007 in substantially the form of Exhibit A hereto (such notes, together with any notes that may be issued hereunder in substitution or exchange therefor, are collectively referred to herein as the "Series A Senior Notes" and each such note is individually referred to herein as a "Series A Senior Note"), in the original aggregate principal amount of $11,000,000, bearing interest (computed on the basis of a 360-day year of twelve 30-day months) from the date of issuance at the rate of 12.00% per annum, payable in arrears quarterly on the first day of each July, October, January and April beginning on July 1, 2002 and at maturity. The Series A Senior Notes are not subject to prepayment or redemption at the option of the Company prior to their stated maturity dates except on the terms and conditions and with the premium, if any, set forth in Section 6. Principal and premium in respect of the Series A Senior Notes not paid when due (whether at maturity, by optional or mandatory prepayment, upon acceleration, pursuant to a permitted demand, upon commencement of bankruptcy or insolvency proceedings or otherwise) and any overdue installment of interest shall bear interest, to the fullest extent permitted by law, during any period from the date an Event of Default has occurred until the date every Event of Default has been cured, waived in writing or the Series A Senior Notes and all other amounts due and payable to the Holders under this Agreement have been paid in full in accordance with the terms Series A Senior Notes and this Agreement, at the rate otherwise applicable plus 3% per annum (but in no event at a rate higher than permitted by applicable law).

3. PURCHASE AND SALE OF SERIES A SENIOR NOTES

     Subject to the terms and conditions set forth herein, the Company hereby agrees to sell to each of the Purchasers of the Series A Senior Notes and each such Purchaser, severally and not jointly, agrees to purchase from the Company the Series A Senior Notes as designated on the Purchaser Schedule, in the form of one or more Series A Senior Notes registered in the name of such Purchaser (or that of its nominee, as such Purchaser shall request), in such principal amount and in such denomination as is set forth on the Purchaser Schedule for a purchase price equal to 100% of the principal amount thereof.

4. CLOSING OF SALES OF SERIES A SENIOR NOTES

     The purchase and delivery of the Series A Senior Notes shall take place at a closing (the "Closing") at the offices of Barnes & Thornburg in Indianapolis, Indiana (or at such other location as the Company and the Purchasers may agree), on May 1, 2002 or at such other time as the Purchasers and the Company may agree, but in no event later than May 5, 2002 (the date of such Closing is referred to herein as the "Closing Date"). The Company shall give each Purchaser of the Series A Senior Notes at least 3 Business Days' notice of any proposed change in the time of the Closing. At such Closing, the Company shall deliver the Series A Senior Notes to be purchased by each Purchaser, against payment to the Company by such Purchaser of the purchase price therefor by transfer of immediately available funds to such account as the Company shall have designated to each Purchaser in writing at least two Business Days prior to the Closing Date. If, at the Closing, the Company shall fail to tender to the Purchasers of the Series A Senior Notes any of the Series A Senior Notes to be purchased by them as provided above in this Section 4, or any of the conditions specified in
Section 5 shall not have been satisfied or waived by such Purchasers of the Series A Senior Notes, each Purchaser of the Series A Senior Notes shall, at its election, be relieved of any further obligations under this Agreement, without thereby waiving any rights it may have by reason of such failure or such non-fulfillment.

5. CONDITIONS TO CLOSING

     The obligation of each Purchaser of Series A Senior Notes to purchase and pay for the Series A Senior Notes to be purchased by it on the Closing Date is subject to the satisfaction of the following conditions precedent which shall be satisfied on or before the Closing Date, unless provided otherwise:

     5.1. Compliance With Securities Laws. The offering, issuance and sale of the Series A Senior Notes under this Agreement shall be in compliance with all applicable requirements of federal and state securities laws on the Closing Date.

     5.2. Purchase Permitted By Applicable Laws; Legal Investment. As of the Closing Date, the purchase of and payment for the Series A Senior Notes to be purchased hereunder by each Purchaser shall (i) not be prohibited by any applicable law or governmental rule or regulation (including, without limitation, Section 5 of the Securities Act or Regulation T, U or X of the Board of Governors of the Federal Reserve System), (ii) not subject any Purchaser to any tax, penalty, liability, or other onerous condition under or pursuant to any applicable law or governmental rule or regulation, and (iii) be a legal investment for each Purchaser under all laws and governmental rules and regulations applicable to such Purchaser (including those relating to eligible investments without giving effect to any "basket" provisions thereof), and the Purchasers shall have received such evidence as they may request to establish compliance with this condition.

     5.3. No Adverse Legislation, Action or Decision. On or after the date hereof, no legislation, order, rule, ruling or regulation shall have been enacted or made by or on behalf of any governmental body, department or agency of the United States, nor shall any legislation have been introduced and favorably reported for passage to either House of Congress by any committee of either such House to which such legislation has been referred for consideration, nor shall any decision of any court of competent jurisdiction within the United States have been rendered that, in the reasonable judgment of any Purchaser, would materially and adversely affect the Series A Senior Notes as an investment. As of the Closing Date, there shall be no action, suit, investigation or proceeding pending, or, to the best of the Purchasers' and the Company's knowledge, threatened, against or affecting the Purchasers or the Company, any of their respective properties or rights, or any of their respective Affiliates, associates, officers or directors, before any court, arbitrator or administrative or governmental body which (i) seeks to restrain, enjoin, or prevent the consummation of, or otherwise affect, the transactions contemplated hereby, or (ii) questions the validity or legality of any such transactions or seeks to recover damages or to obtain other relief in connection with any such transactions and, to the best of the Purchasers' and the Company's knowledge, there shall be no valid basis for any such action, proceeding or investigation.

     5.4. Approvals and Consents. The Company shall have duly received all authorizations, consents, approvals, licenses, franchises, permits and certificates, if any, by or of all federal, state and local governmental authorities necessary for the issuance and sale of the Series A Senior Notes on the Closing Date, all of which shall be in full force and effect on the Closing Date, and shall have delivered to each Purchaser purchasing Series A Senior Notes on the Closing Date certified copies thereof.

     5.5. Corporate Proceedings. All corporate proceedings taken by all Persons other than the Purchasers in connection with the transactions contemplated hereby shall have been consummated (or shall be consummated simultaneously with the issuance of the Series A Senior Notes), and all documents and agreements incidental thereto shall be reasonably satisfactory in form and substance to the Purchasers and their counsel, and the Purchasers and their counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

     5.6. Representations and Warranties; No Default. The representations and warranties of the Company contained in this Agreement and each other Credit Document shall be true when made and on the Closing Date (as if made on such date), the Company shall have performed such obligations hereunder and under the other Credit Documents as it is required to perform on or before the Closing Date and there shall exist on the Closing Date, prior to and after giving effect to the transactions contemplated to occur on such Closing Date hereunder and under the other Credit Documents, no Default or Event of Default.

     5.7. Payment of Fee On the Closing Date, the Company will pay a fee to each of the Purchasers as specified in the fee letter between the Purchasers and the Company.

     5.8. Series A Senior Notes and Other Credit Documents; Other Documents, Agreements and Instruments. On or before the Closing Date, each Purchaser shall have received originals (or, if acceptable to such Purchaser, copies) duly executed by each Person identified therein as a party thereto (where relevant) of the following documents, each in form and substance satisfactory in all respects to such Purchaser:

          (i)  the Series A Senior Notes;

          (ii) copies of the bylaws of the Company, certified as of the Closing Date by such entity's corporate secretary or an assistant secretary;

          (iii)certified   copies  of  the  Articles  of  Incorporation  of  the
               Company, together with a certificate of existence from the Indiana Secretary of State dated a recent date prior to the Closing Date;

          (iv) copies of resolutions of the board of directors of the Company approving and authorizing the execution, delivery and performance by the Company of each Credit Document and approving and authorizing the transactions contemplated hereby and thereby, certified as of the Closing Date by the corporate secretary or an assistant secretary of the Company as being in full force and effect without modification or amendment;

          (v) signature and incumbency certificates of the officers of the Company;

          (vi) written wire transfer instructions satisfactory to the Purchasers relating to the disbursement of the proceeds of the sale of the Series A Senior Notes;

          (vii)a solvency certificate substantially in the form of Exhibit B in favor of the Purchasers dated as of the Closing Date;

          (viii) an Officer's Certificate from the Company certifying that (a) the representations and warranties of the Company contained in this Agreement and each other Credit Document are true, correct and complete in all Material respects on the Closing Date, (b) no Default or Event of Default exists on the Closing Date or will exist after giving effect to the transactions contemplated to occur on the Closing Date, hereunder and under the other Credit Documents, and (c) all conditions precedent listed in Section 5 of this Agreement (other than under Section 5.2(iii), which each Purchaser shall determine for itself) have been fulfilled and satisfied and all agreements, documents, certificates and opinions shall have been delivered pursuant to Section 5, all on or before or as of the purchase of the Series A Senior Notes, in accordance with Section 5;

          (ix) the results of such UCC searches with respect to the Company as the Purchasers may reasonably request;

          (x)  certificates   evidencing  the  insurance   required  by  Section
               7.4(ii); and

          (xi) such other evidence, documents, agreements, opinions, consents or certificates as any Purchaser may reasonably request.

     5.9. Opinions of Counsel. Each Purchaser shall have received from Barnes & Thornburg, counsel to the Company, and David M. Hecht, Esquire, counsel to RDV Auto, LLC, favorable legal opinion letters, dated the Closing Date, substantially in the forms of Exhibit C and D, respectively, and covering such other matters incident to the transactions contemplated hereby as the Purchasers may reasonably request and otherwise satisfactory in form and substance to the Purchasers.

     5.10. Payment of Costs and Expenses. The Company shall have paid any reasonable fees and expenses incurred by the Purchasers, to and including the Closing Date, in connection with the transactions contemplated hereby as provided in Section 14.2(i).

     5.11. Purchases of Series A Senior Notes. At the Closing, the Company shall have issued and sold to each Purchaser, and each Purchaser shall have purchased from the Company, the Series A Senior Notes to be issued and sold to each such Purchaser in accordance with the provisions hereof on such date.

     5.12. No Material Adverse Change. Since December 31, 2001 there shall have been no material adverse change in the financial condition, liquidity, operations, assets, prospects or business of the Company and its Subsidiaries, taken as a whole, in the judgment of the Purchasers, other than as may be disclosed in writing by the Company to the Purchasers prior to the Closing Date.

6. OPTIONAL AND MANDATORY PREPAYMENTS.

     6.1. Optional Prepayments. The Company may prepay the Series A Senior Notes at any time in whole or ratably in part, at a price (the "Make-Whole Prepayment Price") equal to 100% of the principal amount being so prepaid plus (i) accrued and unpaid interest on such amount to and including the date of prepayment and all other amounts due and payable to the Holders under this Agreement, and (ii) the Prepayment Premium, if any, with respect to the Series A Senior Notes so prepaid; provided, however, that any such prepayment (a) may be made only in accordance with the provisions of Sections 6.3 and 6.4, and (b) shall, in the event less than all of the Series A Senior Notes are being prepaid, be in a principal amount of not less than $1,000,000. Any partial prepayment of Series A Senior Notes pursuant to this Section 6.1 shall be applied in the following order (i) all fees, expenses and other amounts due and payable to the Holders under this Agreement, (ii) accrued and unpaid interest and (iii) the Prepayment Premium and the amount of principal so repaid.

     6.2. Mandatory Prepayments. The Company shall prepay the Series A Senior Notes in the following circumstance: until the Series A Senior Notes shall be paid in full, the Company shall prepay the then outstanding principal of each Series A Senior Note, following a Change of Control (unless prior consent is obtained from the Required Holders), together with the Prepayment Premium, all accrued and unpaid interest thereon to and including the date of such prepayment and all other amounts due and payable to the Holders under this Agreement. Such mandatory prepayment shall be made (i) on the date of the Change of Control in the event of a Change of Control proposed or solicited by or with the acquiescence of the Board of Directors and/or management of the Company, or (ii) within thirty (30) days after the occurrence of a Change of Control in any other circumstance.

     6.3. Notice of Prepayments. The Company shall give each Holder written notice of each optional prepayment of Series A Senior Notes pursuant to Section
6.1 not less than 30 days nor more than 60 days prior to the Settlement Date, which notice shall (i) specify the Settlement Date (which shall be a Business
Day), (ii) state the aggregate principal amount of the Series A Senior Notes to be prepaid on such date and the amount of accrued and unpaid interest thereon to and including such date, and (iii) set forth in reasonable detail calculations specifying the Make-Whole Prepayment Price (including the Prepayment Premium, if any) that would apply to the Series A Senior Notes if the date of such notice were the Settlement Date. Upon the giving of any such prepayment notice, such principal amount, together with accrued and unpaid interest thereon to and including the Settlement Date plus the Prepayment Premium, if any, with respect thereto, shall become due and payable on such Settlement Date.

     6.4. Partial Prepayments Pro Rata. No optional partial prepayment of Series A Senior Notes may be made unless, in the case of each such prepayment, the aggregate principal amount of such prepayment is allocated ratably among all Series A Senior Notes then outstanding in proportion to the respective unpaid principal amount of each such Series A Senior Note.

     6.5. Acquisition of Series A Senior Notes. The Company shall not, and shall not permit any of its Affiliates to, purchase, prepay, redeem or otherwise acquire any Series A Senior Note from any Holder, except pursuant to a payment or prepayment in accordance with the specific terms of this Agreement. Any Series A Senior Note purchased, redeemed or otherwise acquired by the Company or any of its Subsidiaries shall immediately be retired and discharged, and may not be reissued.

7. AFFIRMATIVE COVENANTS

     The Company covenants and agrees that, until payment in full of all of the Series A Senior Notes and all other amounts payable under this Agreement, it shall perform all covenants in this Section 7.

     7.1. Accounting Systems; Financial Statements and Other Reports. The Company shall, and shall cause each of its Subsidiaries to, maintain a system of accounting established and administered in accordance with sound business practices and any applicable laws to permit preparation of financial statements in conformity with GAAP. The Company shall deliver to each Holder (by e-mail delivery at a Holder's request):

          (i) Quarterly Financial Statements As soon as practicable and in any event within 50 days after the end of each Fiscal Quarter ending after the date hereof (other than the last Fiscal Quarter of a Fiscal Year) consolidated balance sheets of the Company and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statement of income, shareholders' equity and cash flows of the Company and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth, in each case in comparative form, the consolidated figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail and certified by the Chief Financial Officer or Chief Accounting Officer of the Company as true and correct and fairly presenting the financial condition of the Company and its Subsidiaries as at the dates indicated and the results of their operations for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

          (ii) Annual Financial Statements As soon as practicable and in any event within 95 days after the end of each Fiscal Year ending after the date hereof, consolidated balance sheets of the Company and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, shareholders' equity and cash flows of the Company and its Subsidiaries for such Fiscal Year, setting forth, in each case in comparative form, the consolidated figures for the previous Fiscal Year, all in reasonable detail and accompanied by a report thereon of Deloitte & Touche LLP or any other independent certified public accounting firm of recognized national standing, which report shall be unqualified as to scope of audit and shall not make reference to uncertainties related to the Company's ability to continue as a going concern and shall state that such consolidated financial statements present fairly in all material respects the financial position of the Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise stated therein) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards.

          (iii)Officer's Certificate. Together with each delivery of financial statements of the Company and its Subsidiaries pursuant to Sections 7.1(i) and (ii), an Officer's Certificate in a form satisfactory to the Required Holders (a) stating that the Executive Officer signing such Officer's Certificate has reviewed the terms of this Agreement and the Series A Senior Notes and has made, or caused to be made under his or her supervision, a review in reasonable detail of the transactions and condition of the Company and its Subsidiaries during the accounting period covered by such financial statements, and that such review has not disclosed the existence, during or at the end of such accounting period, and that such officer does not have knowledge of the existence as at the date of such Officer's Certificate, of any condition or event that constitutes a Default or an Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company has taken, is taking and proposes to take with respect thereto; (b) setting forth the aggregate principal amount of the Series A Senior Notes outstanding as of the date of such Officer's Certificate; and (c) demonstrating in reasonable detail the calculation of all financial tests required to be met by the Company in this Agreement and certifying the Company's compliance during and at the end of such accounting period with the covenants contained in Sections 8.1, 8.2, 8.3, 8.4, 8.5 and 8.6.

          (iv) Auditors' Review. Together with each delivery of consolidated financial statements of the Company and its Subsidiaries pursuant to Section 7.1(ii), a written statement by the independent public accountants giving the report thereon stating (a) that such accountants have read this Agreement (including the forms of Series A Senior Notes attached as exhibits hereto) as it relates to accounting matters, (b) whether, in connection with their audit examination, any condition or event that constitutes a Default or an Event of Default has come to their attention, and if such a condition or event has come to their attention, specifying the nature and period of existence thereof, and (c) that based on their audit examination nothing has come to their attention that causes them to believe that the information contained in the Officer's Certificate delivered pursuant to
               Section 7.1(iii) is not correct in all Material respects or that the information required by clause (c) of Section 7.1(iii) as stated in the Officer's Certificate delivered pursuant to Section 7.1(iii) for the applicable Fiscal Year is not stated in accordance with the terms of this Agreement.

          (v) Reports to Shareholders and Commission; Press Releases. Within ten (10) Business Days of their becoming available, copies of (a) all financial statements, reports, notices and proxy statements sent or made available by the Company to its shareholders or by any Subsidiary of the Company to its shareholders (other than the Company or another Subsidiary of the Company), (b) all regular periodic reports and all registration statements and prospectuses, if any, filed by the Company, any Restricted Subsidiary or any other Subsidiary of the Company with any securities exchange or with the Commission, but if filed by a Subsidiary, only if requested by any Holder, and for purposes of this Section 7.1(v) the same shall be provided to such Holder, in any event, by the 5th day after the filing thereof with such exchange or Commission, and (c) all press releases and other statements made available by the Company, any Restricted Subsidiary or any other Subsidiary of the Company to the public concerning Material developments in the business of the Company and its Subsidiaries.

          (vi) Events of Default,  Etc. Promptly but in no event later than five
               (5) Business Days after any Executive  Officer obtains  knowledge
               (a) of any condition or event that constitutes a Default or an Event of Default, (b) that any Holder has given any notice or taken any other action with respect to a claimed Default or Event of Default, (c) that any Person has given any notice to the Company, any Restricted Subsidiary or any other Subsidiary of the Company or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 9.1(ii) or 9.1(vi), (d) of any event or condition that would give rise or could reasonably be expected to give rise to a Material Adverse Effect or (e) of any default or any event of default or termination or suspension of or reduction in availability of funding (other than as a result of normal full utilization, reduction prescribed by a facility's terms, or voluntary reduction (other than voluntary reduction at the request of a lender) of committed amounts available) in connection with any Warehouse Facility, Senior Secured Facility or of any default or event of default or breach in connection with any Securitization or any other contractual obligation of the Company or any of its Subsidiaries the subject, terms or conditions of which are Material to the business or financial condition of the Company and its Subsidiaries taken as a whole, an Officer's Certificate specifying, as applicable, the nature and period of existence of any such condition or event, the notice given (and providing a copy thereof), action taken and the nature of such claimed default, event of default, Default, Event of Default, event, breach or condition, and what action the Company has taken, is taking and proposes to take with respect thereto.

          (vii)Litigation, Governmental Investigations. Within five (5) Business Days after any Executive Officer obtains knowledge of
               (a) the institution, or non-frivolous threat, of any action, suit, proceeding, governmental investigation or arbitration against or affecting the Company, any Restricted Subsidiary or any other Subsidiary of the Company, (b) any material development in any such action, suit, proceeding, governmental investigation or arbitration, that, in the case of either (a) or (b), has not previously been disclosed by the Company to the Holders and (1) if adversely determined, would have or could reasonably be expected to have a Material Adverse Effect or (2) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, this Agreement, the
               Series A Senior Notes, any other Credit Document, or any transaction contemplated by any of the foregoing, notice thereof and such other information as may be reasonably available to it to enable the Holders and their counsel to evaluate such matters, or (c) written notice of any and all material enforcement, material cleanup, material removal, reportable release or other governmental or regulatory action, threatened, or instituted, completed, or planned, pursuant to any Environmental Laws, and any claims made by any third party against the Company, any Restricted Subsidiary or any other Subsidiary of the Company with respect to any property owned or leased by any of them, relating to material damage, material contribution, material cost, material recovery, material compensation, material loss or material injury resulting from any Hazardous Material.

          (viii) ERISA. Promptly (and in any event within 30 days) after the Company or any of its Subsidiaries or any ERISA Affiliate knows or has reason to know that a Reportable Event with respect to any Pension Plan has occurred, that any Pension Plan is or may be terminated, that any Multiemployer Plan may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA or that the Company or any of its Subsidiaries or any ERISA Affiliate will or may incur any liability to or on account of a Pension Plan under Section 4062, 4063 or 4064, or a Multiemployer Plan under Section 4201 or 4204 of ERISA, a certificate of the chief financial officer of the Company setting forth information as to such occurrence and what action, if any, the Company, any of its Subsidiaries or any ERISA Affiliate is required or proposes to take with respect thereto, together with any notices concerning such occurrences which are (a) required to be filed by the Company, any of its Subsidiaries or any ERISA Affiliate or the plan administrator of any such Pension Plan with the PBGC or any other government agency or (b) received by the Company, any of its Subsidiaries or any ERISA Affiliate from any plan administrator of a Multiemployer Plan. Any notice required to be delivered in connection with ERISA hereunder shall be delivered hereunder no later than 10 days after the later of the date such report or notice is filed with the Internal Revenue Service or the PBGC and the date such report or notice is received by the Company, any of its Subsidiaries or any ERISA Affiliate, as the case may be.

          (ix) Taxes, Etc. Within five (5) Business Days after the receipt or delivery thereof, complete copies of all material notices and communications to or from any of the Company, any Restricted Subsidiary or any other Subsidiary of the Company with respect to any material deficiency, nonpayment, late payment, audit, contest or inquiry regarding any income taxes, other taxes, assessments, fees or other governmental charges upon any of the Company, any Restricted Subsidiary or any other Subsidiary of the Company.

          (x) Notice. Within five (5) Business Days after the issuance of any Subordinated Debt, the Company shall give notice to each Holder, which notice shall contain the name and address of the purchaser of Subordinated Debt.

          (xi) Other Information. With reasonable promptness, such other information and data with respect to the Company, any Restricted Subsidiary or any other Subsidiary of the Company and their respective Properties, assets and businesses as may be reasonably requested from time to time by any Holder.

     7.2. Corporate Existence; Maintenance of Properties. The Company covenants that it (a) will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights and franchises of the Company and its Subsidiaries (except as specifically permitted by Section
8.5 hereof and except that the corporate existence of any of its Subsidiaries may be terminated if such termination is, in the judgment of the Board of the Directors of the Company, in the best interest of the Company, and, in any event, is not materially disadvantageous to the Holders), (b) will cause its properties and the properties of its Subsidiaries used or useful in the conduct of its business, other than properties which in the aggregate are not Material to the business and operations of the Company and its Subsidiaries, taken as a whole, to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereto, all as in the best judgment of the Company may be necessary so that the operations of the Company and its Subsidiaries may be properly and advantageously conducted, and
(c) will, and will cause each of its Subsidiaries to, qualify and remain qualified to conduct business in each jurisdiction where the nature of the business of or ownership of Property by the Company or such Subsidiary, as the case may be, may require such qualification, except where the failure to be so qualified would not, and could not, have a Material Adverse Effect.

     7.3. Payment Of Taxes And Claims. The Company shall, and shall cause each Restricted Subsidiary and each other Subsidiary of the Company to, duly and timely file all tax returns and reports required to be filed and pay all taxes, assessments and other governmental charges imposed upon such entity or any Property of such entity or in respect of any franchises, business, income or Property of the Company, any Restricted Subsidiary or any other Subsidiary of the Company before any penalty or interest in a material amount accrues thereon, and pay all claims (including, without limitation, claims for labor, services, materials and supplies) for sums material in the aggregate that have become due and payable and that by law have or may become a Lien upon any of such Properties, prior to the time when any penalty or fine shall be incurred with respect thereto unless, in each case, (i) no Property (other than money for such charge or claim and the interest or penalty accruing thereon) of the Company, any Restricted Subsidiary or any other Subsidiary of the Company is in danger of being lost or forfeited as a result thereof, (ii) such charge or claim is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, and (iii) such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

     7.4. Conduct of Business; Insurance.

          (i) Conduct of Business. The Company, its Restricted Subsidiaries and its Securitization Subsidiaries, on a consolidated basis, shall operate in the consumer financing business and principally in the business of purchasing, brokering and marketing, pooling, selling, securitizing and servicing Auto Receivables and other related products or services relating to consumer receivable financing.

          (ii) Insurance. The Company and each Restricted Subsidiary shall, at all times and at its own expense, maintain or cause to be maintained in full force and effect with financially sound and reputable insurers (a) property and liability insurance with respect to all of their Material Property, and (b) such other property and liability insurance as to its Property and business, and the Property and business of each Subsidiary, against loss or damage (including commercial general liability insurance) of such types, against such risks, in such amounts and with such deductibles as are customarily carried by corporations of established reputation engaged in the same or similar businesses and similarly situated.

     7.5. Books and Records; Inspection of Property. The Company will keep, and will cause each of its Subsidiaries to keep, proper books of record and account in conformity with GAAP in which true and complete entries shall be made of all dealings and transactions in relation to its business and activities. The Company covenants that it will (i) deliver with reasonable promptness, financial and/or operating data as any Holder may reasonably request, (ii) permit any Person representing any Significant Holder and designated in writing by such Holder, at such Holder's expense (but at the Company's expense when any Default or Event of Default is continuing), to visit and inspect any of the Property of the Company and its Subsidiaries, to examine the corporate, financial and operating records of the Company and its Subsidiaries and make notes and copies thereof, and (iii) discuss the affairs, finances and accounts of any of the Company and its Subsidiaries with the directors, officers and independent accountants of the Company and its Subsidiaries, all at such reasonable times and as often as any Holder may reasonably request.

     7.6. Compliance With Laws, Etc. The Company will comply, and will cause each of its Subsidiaries to comply, with all applicable laws (including all laws applicable to its consumer finance business), rules, regulations and orders and obtain and maintain in good standing all licenses, permits and approvals from any and all governments, governmental commissions, board or agencies thereof or of jurisdictions in which it or any of its Subsidiaries carries on business required in respect of the business and operations of the Company except for those laws, rules, regulations, orders, licenses, permits and approvals which the failure to comply with or to maintain would not have a Material Adverse Effect.

     7.7. Satisfaction of Obligations. Without limiting Section 7.3, the Company shall, and shall cause its Subsidiaries to, pay, discharge or otherwise satisfy and perform as and when due, and at or before maturity or before they become delinquent, as the case may be, all of their respective obligations of whatever nature (including without limitation to perform all of their respective servicing obligations as servicer and other obligations in connection with Securitizations); except when, in the case of payment obligations, the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves required by GAAP with respect thereto have been provided on the books of the Company or its Subsidiaries, as the case may be, or except where the failure to pay, discharge or otherwise satisfy such obligations would not have a Material Adverse Effect.

     7.8. Hazardous Materials. In addition to and without limiting the generality of Section 7.8, the Company shall, and shall cause each of its Subsidiaries to, keep and maintain all property owned or leased by them in compliance with all, and shall not cause or permit any such property to be in violation of any, Environmental Laws and/or other federal, state or local laws, statutes, rules, decrees, orders, guidelines, ordinances or regulations relating to industrial hygiene or the environment, except for any non-compliance or violations that, individually or in the aggregate, would not have and could not reasonably be expected to have a Material Adverse Effect.

     7.9. Proceeds of Financing. The proceeds of the issuance of the Series A Senior Notes hereunder shall be used to refinance certain Debt of the Company and to acquire consumer finance receivables and for general corporate purposes of the Company and its Subsidiaries.

     7.10. Ranking. The Company covenants that the Series A Senior Notes shall at all times rank at least pari passu in right of payment with all existing and future Senior Debt, except to the extent secured by a Permitted Lien, and will at all times rank senior to all Subordinated Debt of the Company.

8. NEGATIVE COVENANTS.

     The Company covenants and agrees that, until payment in full of all of the outstanding Series A Senior Notes and all other amounts payable under this Agreement, it shall perform all covenants in this Section 8.

     8.1. Debt Incurrence, Financial Maintenance Tests.

          (i) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, assume, incur, guarantee or otherwise become directly or indirectly liable (by merger or otherwise) with respect to any Senior Debt, unless after giving effect to any such Debt (a) the ratio of Senior Debt to Managed Assets does not exceed 5.5% from the Closing Date through August 31, 2002, 5% from September 1, 2002 through December 31, 2002, and 4.5% from January 1, 2003 through the Maturity Date and (b) the Interest Coverage Ratio (substituting on a proforma basis for interest on any Senior Debt retired with the proceeds of such new Senior Debt with the interest that would have been paid on such new Senior Debt had it been issued and outstanding during such period) for the previous four Fiscal Quarters would be greater than 1.25 to 1.

          (ii) The Company shall not permit the ratio of Consolidated Tangible Net Worth to Managed Assets at the end of any Fiscal Quarter to be less than 4.80%.

     8.2. Liens. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries or any Securitization Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Lien, or file or execute or agree to the execution of any financing statement, on or with respect to any Property (including any document or instrument in respect of goods or accounts receivable) of the Company or any Restricted Subsidiary or any such Securitization Subsidiary, whether now owned or hereafter acquired, or any income or profits therefrom except:

          (i)  Liens created in favor of the Company or a Restricted Subsidiary;

          (ii) existing Liens identified on Schedule I, and Liens to secure replacements, extensions and renewals of the Debt or other obligations secured by such Liens only if (a) the principal amount of the Debt or other obligation secured thereby is not increased, (b) such Lien does not extend to any Property not previously subject thereto, and (c) no Event of Default has occurred and is continuing or will result therefrom;

          (iii)Liens in respect of Debt  (other than as  contemplated  in clause
               (iv) below) constituting purchase money security interests provided that (a) such Liens attach solely to the Property acquired or purchased concurrently with such acquisition or purchase; and (b) the aggregate amount secured by all such Liens does not at any time exceed the lesser of (Y) the then fair market value of the Property covered by such Lien at the time of acquisition of the Property and (Z) the total purchase price thereof;

          (iv) customary Liens incurred in the ordinary course of business to the extent required to secure Debt under Warehouse Facilities, Senior Secured Facilities and Residual Facilities;

          (v) deposits to secure payment of workers' compensation, unemployment insurance, old age pensions or other social security obligations, in the ordinary course of business of the Company or any Subsidiary and not related to borrowed money or credit extended;

          (vi) (a) Liens securing any judgment, award or order that does not constitute an Event of Default, and (b) Liens arising in the ordinary course of business (including easements and similar encumbrances) that arise by operation of law and not related to borrowed money or credit extended that arise in connection with claims, the payment of which is not at the time required by
               Section 7.3, but in the case of (a) and (b) only if such Liens do not materially interfere with the conduct of the business of the Company or any Restricted Subsidiaries or any Securitization Subsidiaries and would not individually or in the aggregate have a Material Adverse Effect;

          (vii)deposits to secure the performance of statutory obligations and other obligations of a like nature incurred in the ordinary course of business;

          (viii) customary Liens incurred in the ordinary course of business to the extent required to secure Securitizations pursuant to the terms of Securitizations, including Liens on amounts on deposit in Spread Accounts;

          (ix) Liens related to floor plan financings for the Company's wholly owned subsidiary, Circle City Car Company; and

          (x)  other  Liens  securing   Senior  Debt  of  the  Company  and  its
               Subsidiaries in a principal amount not to exceed an aggregate of $6,000,000.

     8.3.  Investments.  The  Company  shall  not,  and  shall  not  permit  any
Restricted   Subsidiary  or  any  Securitization   Subsidiary  to,  directly  or
indirectly, make or own or maintain any Investment in any Person except:

          (i)  Investments in Cash Equivalents;

          (ii) any existing Investment identified on Schedule II (and renewals thereof to the extent such Investment is subject to renewals and provided the amount invested in such Investment is not increased with any renewal);

          (iii)capital stock and other securities of wholly owned bankruptcy remote special purpose Securitization Subsidiaries, and wholly owned Restricted Subsidiaries;

          (iv) Investments in the form of receivables or advances in the ordinary course of business (including without limitation the investment in auto and other consumer receivables, subordinated interests in consumer receivables loan pools and Spread Accounts in connection with Securitizations); and

          (v) Investments not otherwise permitted by this Section 8.3 in a cumulative amount invested that does not in the aggregate at any time exceed 20% of Consolidated Tangible Net Worth of the Company; provided that such Investments are consistent with
               Section 7.4(i).

     Notwithstanding the foregoing, none of the Company, any Restricted Subsidiary nor any Securitization Subsidiary shall make any Investment in any Person that, as a result of such Investment becomes a Subsidiary unless, immediately after such Person becomes a Subsidiary, the Company would then be in compliance with the financial maintenance test set forth in Section 8.1(ii) and all Liens on the property of such Person would then be permitted under Section
8.2 and this Section 8.3 shall be complied with.

     8.4. Restricted Junior Payments. The Company shall not, and shall not permit any Restricted Subsidiary or any Securitization Subsidiary to, directly or indirectly, declare, order, pay, make or set apart any sum for, any Subordinated Debt or any other Restricted Junior Payment, except that:

          (i) the Company may make any mandatory payments on Subordinated Debt as permitted by the subordination provisions of the Subordinated Debt Document governing such Subordinated Debt; or

          (ii) if no Default or Event of Default has occurred and is continuing or would result therefrom the Company may make Restricted Junior Payments in the form of optional prepayment on Subordinated Debt or dividends or other distributions to shareholders (including repurchases of capital stock) to the extent that, after giving effect to any such Restricted Junior Payment, the aggregate amount of all Restricted Junior Payments from and after the date of this Agreement would not exceed (a) 65% of Consolidated Net Income of the Company, the Restricted Subsidiaries and the Securitization Subsidiaries earned subsequent to the Closing Date, plus (b) the amount ---- of all net cash proceeds of the issuance and sale of the Company's capital stock received by the Company after the Closing Date, provided, however, that the foregoing shall not prevent the retirement of any class -------- ------- of the Company's capital stock by exchange for, or out of the proceeds of a substantially concurrent sale of, other shares of its capital stock. Not withstanding any of the foregoing, no such payment under this Section 8.4(ii) may be made if, at the time of or after such payment, the Company would not then be permitted to incur $1.00 of additional Senior Debt under Section 8.1(i) without a Default or Event of Default resulting.

     Notwithstanding the foregoing, the Company shall not, nor shall the Company permit any of its Subsidiaries to, in any event, deposit any funds for the purpose of making any Restricted Junior Payment with a trustee, paying agent or registrar or other payment intermediary more than five (5) Business Days prior to the date such payment is due.

     8.5. Maintenance of Consolidated Tangible Net Worth. The Company shall not permit its Consolidated Tangible Net Worth at the end of each Fiscal Year to be less than $150,000,000, increased annually commencing December 31, 2002, by the greater of (i) 35% of the cumulative Consolidated Net Income of the Company from and after the first Fiscal Quarter ending after the Closing Date, or (ii) $5,000,000.

     8.6. Merger or Sale of Assets.

          (i) The Company covenants that it will not, and it will not permit any of its Subsidiaries to, enter into any transaction of merger or consolidation or liquidate or wind up or dissolve itself (or suffer any liquidation or dissolution), except that (X) the Company may merge or consolidate if (a) the Company is the surviving entity or the survivor assumes all of the Company's obligations hereunder and under the Series A Senior Notes and under the other Credit Documents and in either case remains or is, as applicable, an entity incorporated under the laws of a state of the United States of America, (b) immediately after such merger or consolidation (and giving effect thereto) no Default or Event of Default shall have occurred and be continuing, and (c) after giving effect to such merger or consolidation, the Company or such survivor, as applicable, would be able to incur at least $1.00 of additional Senior Debt in accordance with Section 8.1(i) without a Default or Event of Default resulting, and the Company or such survivor, as applicable, would have Consolidated Tangible Net Worth not less than the Consolidated Tangible Net Worth of the Company immediately prior to such transaction, (Y) any Subsidiary may merge or consolidate with or into the Company or a Restricted Subsidiary, if the Company or such Restricted Subsidiary is the surviving entity and remains incorporated under the laws of the state of its present incorporation, and item (ii) of this Section 8.6 above would then be complied with after giving effect to such merger or consolidation, and (Z) any Subsidiary which is not a Restricted Subsidiary may merge with another Subsidiary that is not a Restricted Subsidiary.

          (ii) The Company covenants that it will not, and will not permit any of its Subsidiaries to, sell, dispose of or otherwise convey (by merger, consolidation, sale of stock of any Subsidiary or otherwise), in any single or related series of sales, dispositions or conveyances, any Property of the Company or any Subsidiary, provided such limitation shall not apply to transactions wherein (a) such transaction is in the ordinary course of business and does not involve the sale or other conveyance of all or a substantial part of the Property of the Company and/or such Subsidiary, as applicable (provided that sales or transfers in the ordinary course of business by Subsidiaries to facilitate Securitizations or to sell consumer receivables at not less than par or to liquidate charged off receivables are expressly permitted under this subsection (a)), and no Default or Event of Default has occurred and is continuing or would result therefrom, (b) the Company or a Restricted Subsidiary sells or transfers its property to another Restricted Subsidiary or the Company, or a Subsidiary which is not a Restricted Subsidiary sells or transfers Property to the Company or another Subsidiary; (c) in transactions other than those covered in (a) and (b) above, if after giving effect to such transaction, the total net book value of the assets to be transferred thereby does not exceed (Y) 10% of the Cumulative Total Assets of the Company during the fiscal year in which such transfer occurred and (Z) 25% of the Cumulative Total Assets of the Company since the Closing Date; or (d) a sale-leaseback transaction of the real property owned by the Company's wholly-owned Subsidiary, Circle City Car Company. Notwithstanding the foregoing, if such a transaction constitutes a Change of Control, the provisions of Section 6.2 shall apply unless prior consent is obtained from the Required Holders.

     8.7. Securitizations. The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, engage in any Securitization, except (a) through Securitization Subsidiaries, all of which shall at all times constitute special purpose so-called "bankruptcy remote" Securitization Subsidiaries with no creditors or operations other than those necessary to conduct such purpose and which have no Liens on their assets (except to the extent required in the ordinary course of business to secure the relevant Securitizations) and that, to the fullest extent permitted by law, may freely pay dividends and other distributions from it to, and shall pay dividends, and other distributions solely to, the Company or a Restricted Subsidiary, (b) only if there is no recourse to the Company or its Subsidiaries (except routine recourse which is customary in auto loan Securitizations or other relevant consumer loan Securitizations and which in any case is not secured by any Lien on any Property of the Company or any Subsidiary which is not the relevant Securitization Subsidiary), and (c) in the ordinary course of business and where the structure and terms of such Securitization shall have been approved by the Board of Directors or Executive Committee of the Board of Directors of the Company and
(X) the securities issued in, or at least the senior class of such securities, if there is a senior subordinated structure in such Securitization, are rated by Moody's Investors Service, Inc., Standard & Poor's Ratings Group, a Division of the McGraw-Hill Companies, Fitch Inc., or Duff & Phelps (or their respective successor rating agencies), or (Y) the structure and terms of such Securitization is approved by the Required Holders.

     8.8. Reporting Company Status. The Company covenants that it will not enter into any transaction or series of transactions or take any other action that would result, or can reasonably be expected to result, in the Company's loss of status as a company subject to the reporting requirements of the Exchange Act.

     8.9. Restriction on Transactions with Affiliates. The Company shall not, and shall not permit any of its Subsidiaries to, enter into any transaction with any Subsidiary or Affiliates unless such transaction is no less favorable to the Company or such Subsidiary than would be obtained in a comparable arm's-length transaction with a non-affiliated entity.

     8.10. No Tax Consolidation. The Company shall not, and shall not permit any of its Subsidiaries to, file, or consent to the filing of, any consolidated income tax return with any Person other than the Company and its Subsidiaries, for any period beginning after the Closing Date.

     8.11. Amendments and Waivers of Certain Documents.

          (i) Charter Documents. The Company shall not, and shall not permit any of its Subsidiaries to, amend, waive or terminate its Certificate or Articles of Incorporation or By-Laws in any way that would have or could reasonably be expected to have a Material Adverse Effect.

          (ii) Debt Documents. The Company shall not amend or otherwise change the terms of any indenture, note or agreement governing Subordinated Debt in any manner that has the effect of (i) increasing the applicable rate of interest payable on the
               Subordinated Debt, (ii) shortening the maturity of the Subordinated Debt or requiring additional prepayments of Subordinated Debt, (iii) altering the subordination provisions thereof or the definition of "Senior Debt" (or its equivalent) to exclude, or reduce the priority of, amounts payable in connection herewith, (iv) providing collateral, or in any other manner effecting any change that would or could reasonably be expected to adversely affect any Holder or the Series A Senior Notes as Senior Debt of the Company.

     8.12. Margin Regulations. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, use any of the proceeds of the issuance and sale of the Series A Senior Notes for the purpose, whether immediate, incidental or ultimate, of maintaining, purchasing or carrying any stock that is currently a "margin stock" within the meaning of Regulation U of such Board (12 C.F.R. 221, as amended), or otherwise take or permit to be taken any action that would result in the issuance and sale of the Series A Senior Notes or the carrying out of any of the other transactions contemplated hereby or thereby, being violative of such Regulation U, or of Regulation T (12 C.F.R. 220, as amended), Regulation X (12 C.F.R. 224, as amended) or any other regulation of such Board. The Company covenants, represents and warrants that margin stock does not constitute more than 25% of the value of the consolidated assets of the Company and its Subsidiaries and the Company represents that it does not have any present intention that margin stock will constitute more than 25% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying and carrying" shall have the meanings assigned to them in said Regulation U. Nothing in this Section 8.12 shall permit the Company, any Restricted Subsidiary or any Securitization Subsidiary to make any Investments not permitted under Section 8.3.

     8.13. No Public Offering of Series A Senior Notes. The Company agrees that neither it, nor anyone acting on its behalf, will offer the Series A Senior Notes so as to bring the issuance and sale of the Series A Senior Notes within the provisions of Section 5 of the Securities Act nor offer any similar securities for issuance or sale to, or solicit any offer to acquire any of the same from, or otherwise approach or negotiate with respect thereto with, anyone if the sale of the Series A Senior Notes would be integrated as a single offering for the purposes of the Securities Act.

     8.14. Foreign Assets Control Regulations, Etc. Neither the sale of the Series A Senior Notes by the Company hereunder nor the Company's use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury
Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.8.15. Investment Company. The Company shall not, and shall not permit any of its Subsidiaries to, become, or be controlled by, an "Investment Company" as such term is defined in the Investment Company Act of 1940, as amended.

9. EVENTS OF DEFAULT

     9.1. Default; Acceleration. If any of the following events (each an "Event of Default") shall occur and be continuing for any reason whatsoever (whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

          (i) the Company shall fail to pay any principal of or premium, if any, on any Series A Senior Note when due, or shall fail to pay any interest thereon or any other amount payable hereunder within five (5) days of the date due, in either case whether due at stated maturity, for any mandatory prepayment, upon acceleration or notice of optional prepayment or otherwise; or

          (ii) (a)  The  Company  or any  Restricted  Subsidiary  or  any  other
               Subsidiary of the Company shall fail to pay when due (upon maturity, acceleration or otherwise) any principal, premium, fee or interest or similar amount in an individual or aggregate amount exceeding $2,000,000 on any Debt or Swaps or Securitizations or other obligations outstanding beyond any applicable period of grace (including without limitation in respect of the Warehouse Facilities, Senior Secured Facilities, Residual Facilities and interest rate protection arrangements), or (b) any other breach, default or event of default (including, without limitation, any payment default) under any instrument or agreement relating to any Debt or Swaps or Securitizations or other obligations of the Company, any Restricted Subsidiary or any other Subsidiary of the Company shall occur (including without limitation any breaches or defaults (including for breaches of representations and warranties) which would entitle any Persons in connection with any such Debt or Swaps or Securitizations or other obligations to claim or demand under any indemnities (or recourse obligations) in an amount in the aggregate of $2,000,000 or more), and the effect of any such breach or default is to cause, or to permit the holder or holders of such Debt or Swaps or Securitizations or other obligations (or a trustee on behalf of such holder or holders) to cause the early termination of any Swaps in aggregate notional principal amounts of $2,000,000 or more, or an aggregate amount exceeding $2,000,000 to become or be declared due prior to its stated maturity (or the stated maturity of any underlying obligation, as the case may be), and such breach or default shall not have been cured within any applicable period of grace; or

          (iii)any representation or warranty or other statement made in any Officer's Certificate or by any Executive Officer or by the Company, any Restricted Subsidiary or any other Subsidiary of the Company in this Agreement, any other Credit Document or in any written certificate, instrument or report furnished in compliance with or in reference to this Agreement or any other Credit Document shall be false in any material respect (or in any respect insofar as it relates to a representation, warranty, covenant or statement that contains a materiality standard) on the date as of which made or renewed; or

          (iv) the Company, any Restricted Subsidiary or any Securitization Subsidiary shall fail duly and punctually to perform or observe (other than those specified in Section 9.1(i)) any covenant, promise or obligation set forth in Sections 6.5, 7.10, 8.1(i), 8.2, 8.4, 8.5 and 8.6 of this Agreement; or

          (v) the Company, any Restricted Subsidiary or any Securitization Subsidiary shall fail duly and punctually to perform or observe (other than those specified in Section 9.1(i) and Section 9.1(iv)) any covenant, promise or obligation set forth in any provision of this Agreement or any other Credit Document and such default with respect to such other provision shall not have been corrected or waived within 30 days after any Executive Officer has knowledge thereof or the Company receives notice thereof from any Holder; or

          (vi) the Company, any Restricted Subsidiary or any other Subsidiary of the Company shall generally not pay its debts as they become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any bankruptcy case shall be commenced voluntarily by or involuntarily against the Company, any Restricted Subsidiary or any other Subsidiary of the Company or any other proceeding shall be instituted voluntarily by or involuntarily against the Company, any Restricted Subsidiary or any other Subsidiary of the Company seeking the liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief or protection of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its Property and, in the case of any such case or proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions or relief sought in such proceeding (including, without limitation, the entry of an order for relief against it, or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its Property) shall occur; or the board of directors of the Company, any Restricted Subsidiary or any other Subsidiary of the Company shall authorize it to take, or the Company, any Restricted Subsidiary or any other Subsidiary of the Company shall take any actions in furtherance of, any of the actions described in this Section 9.1(vi); or

          (vii)any judgments or orders (or series of related judgments or orders) (other than any such judgments or orders (or series of related judgments or orders) that do not equal or exceed in aggregate $2,000,000) shall be entered or filed against the Company or any Restricted Subsidiary or any other Subsidiary or their respective Properties and shall remain undischarged, unvacated, unbonded or unstayed for a period of 30 days, or, if such Property is to be sold, by the date five (5) days prior to the date of any proposed sale thereunder; or

          (viii) any provision of this Agreement or any other Credit Document shall for any reason cease to be valid and binding on or be enforceable against the Company, or the Company shall state in writing that any provision of this Agreement or any other Credit Document to which it is a party is not valid and binding on or enforceable against it in any respect; or

          (ix) any Pension Plan fails to maintain the minimum funding standard required by Section 412 of the Code for any plan year or a waiver of such standard is sought or granted under Section 412(d) of the Code, or any Pension Plan subject to Title IV of ERISA is, has been or is likely terminated or the subject of termination proceedings under ERISA, or the Company, any of its Subsidiaries or any ERISA Affiliate has incurred or is likely to incur a liability under Section 4062, 4063, 4064, 4201 or 4204 of ERISA, and there results from any such event or events a liability or a material risk of incurring a liability to the PBGC or any Pension Plan, or Multiemployer Plan which, if incurred, could have a Material Adverse Effect, or the Company, or a Subsidiary of the Company or any ERISA Affiliate, has engaged in a prohibited transition that would result in a liability, penalty or tax under ERISA or Section 4975 of the Code, as the case may be, which could have a Material Adverse Effect.

     Then (a) upon the occurrence of any Event of Default described in Section 9.1(vi), the unpaid principal amount of the Series A Senior Notes, together with accrued interest thereon and together with the Prepayment Premium, if any, with respect thereto, shall automatically become due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, (b) upon the occurrence and during the continuance of any other Event of Default, the Required Holders may, at their option and in addition to any other right, power or remedy permitted by law or in equity, by notice in writing to the Company, declare all of the Series A Senior Notes to be, and all of the Series A Senior Notes shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Prepayment Premium, if any, with respect thereto, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, and (c) upon the occurrence and during the continuance of an Event of Default described in Section 9.1(i) with respect to any Series A Senior Note, the Holder of that Series A Senior Note may, at its option and in addition to any other right, power or remedy permitted by law or in equity, by notice in writing to the Company, declare all of the Series A Senior Notes held by such Holder to be, and all of such Series A Senior Notes shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Prepayment Premium, if any, with respect thereto, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.

     9.2. Rescission of Acceleration. At any time after any declaration of acceleration of any of the Series A Senior Notes shall have been made pursuant to Section 9.1 by any Holder or Holders and before a judgment or decree for the payment of money due has been obtained by such Holder or Holders, the Required Holders may, by written notice to the Company and to the other Holders rescind and annul such declaration and its consequences but only if (i) the principal of, premium, if any, and interest on the Series A Senior Notes that shall have become due otherwise than by such declaration of acceleration shall have been duly and fully paid, and (ii) all Events of Default other than the nonpayment of principal of, premium, if any, and interest on the Series A Senior Notes that have become due solely by such declaration of acceleration shall have been cured or shall have been waived by the Required Holders. No rescission or annulment referred to above shall affect any subsequent Default or Event of Default or any right, power or remedy arising out of such subsequent Default or Event of Default. The provisions of this Section 9.2 are intended merely to bind the Holders to a decision that may be made at the election of the Required Holders; such provisions are not intended to benefit the Company, any Restricted Subsidiary or any other Subsidiary of the Company and do not give the Company, any Restricted Subsidiary or any other Subsidiary of the Company the right to require the Holders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.

     9.3. Other Remedies. If any Event of Default shall occur and be continuing, any Holder may proceed to protect and enforce its rights under this Agreement and its Series A Senior Notes by exercising such remedies as are available to such Holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for collection of any payment then due such Holder under any Series A Senior Note, specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the Purchasers or any other Holder is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

     9.4. Subordinated Debt Notices. Any Holders may give notices contemplated by any subordination clauses of agreements for Subordinated Debt.

10. REPRESENTATIONS AND WARRANTIESThe Company represents, covenants and warrants to each Purchaser that, as of the date of this Agreement and as of the Closing
Date:

     10.1. Organization, Powers, Good Standing, Business and Subsidiaries.

          (i) Organization and Powers. The Company and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the State of Indiana in the case of the Company and with respect to the Company's Subsidiaries listed on Schedule III, the state of incorporation listed for each such Subsidiary on Schedule III, and has all requisite corporate power and authority to own or lease and operate its Property, to carry on its business as now conducted and, in the case of the Company, to enter into this Agreement and each other Credit Document to which it is a party and to issue the Series A Senior Notes and to carry out the transactions contemplated hereby and thereby.

          (ii) Good Standing. The Company and each of its Subsidiaries is in good standing wherever necessary to carry on its present business and operations, except in jurisdictions in which the failure to be in good standing has not had, would not have, and could not reasonably be expected to have, a Material Adverse Effect.

          (iii)Conduct of Business. The Company and its Subsidiaries are engaged only in business as described in Section 7.4(i) and own or hold under lease all property, and have entered into all contracts and agreements, necessary to conduct such business.

          (iv) Subsidiaries;  Capital  Stock.  All  of  the  Company's  existing
               Subsidiaries are identified on Schedule III. All of the outstanding capital stock of each such Subsidiary has been duly authorized and validly issued and is fully paid and non assessable and such shares of capital stock are free and clear of any claim, Lien or agreement with respect thereto. All Subsidiaries of the Company are 100% owned by the Company.

     10.2. Authorization of Financing, Etc.

          (i) Authorization of Financing. The execution, delivery and performance of this Agreement, the other Credit Documents, the issuance, delivery and payment of the Series A Senior Notes, and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action by the Company.

          (ii) No Conflict. The execution, delivery and performance by the Company of each Credit Document to which it is a party and the issuance, delivery and payment of the Series A Senior Notes and the consummation of the transactions contemplated thereby, do not and will not (a) violate the Articles of Incorporation or Bylaws of the Company, any Restricted Subsidiary or any Securitization Subsidiary or any order, judgment or decree of any court or other agency of any government binding upon the Company, any Restricted Subsidiary or any Securitization Subsidiary or upon any property or assets of the Company, any Restricted Subsidiary or any other Subsidiary of the Company, (b) violate any provision of law, or any rules or regulations of any governmental authority, applicable to the Company, any Restricted Subsidiary or any other Subsidiary of the Company, (c) violate, conflict with, result in a material breach of or constitute (with notice or lapse of time or both) a default under any indenture, mortgage, instrument, contract or other agreement to which any of the Company, any Restricted Subsidiary or any other Subsidiary of the Company is a party or pursuant to which any of their properties or assets are bound, (d) result in or require the creation or imposition of any Lien upon any of the Property of the Company, any Restricted Subsidiary or any other Subsidiary of the Company, or (e) require any approval or consent of stockholders of the Company, any Restricted Subsidiary or any other Subsidiary of the Company, or require any approval or consent of any Person under any material indenture, mortgage, instrument, contract or other agreement to which the Company, any Restricted Subsidiary or any other Subsidiary of the Company is a party or pursuant to which any of their properties are bound, except for such approvals or consents as will have been duly obtained on or before the Closing Date, copies of which will have been provided to the Purchasers on or before such closing date.

          (iii)Governmental Consents. The execution, delivery and performance by the Company of each Credit Document to which it is a party and the issuance, delivery and payment of the Series A Senior Notes by the Company and the consummation of the transactions contemplated hereby, do not and will not require any registration or filing with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body except that this Agreement and the related documents may be required to be filed in a Form 10-Q or Form 10-K of the Company as a material agreement.

          (iv) Due Execution and Delivery; Binding Obligations. This Agreement has been duly executed and delivered by the Company and, at the time of the Closing Date, each other Credit Document to which the Company is required by this Agreement to be a party will have been, duly executed and delivered by the Company. This Agreement is, and, at the time of the Closing Date, the Series A Senior Notes (when issued and delivered in accordance herewith) and each other Credit Document to which the Company is a party will be, the legal, valid and binding obligation of the Company, enforceable against each such party in accordance with their respective terms.

          (v) Securities Law Exemption and Trust Indenture Act Exemption. The Series A Senior Notes may be freely issued and sold pursuant to this Agreement, without any requirement of registration or qualification under any federal or state securities laws or the Trust Indenture Act of 1939, as amended.

          (vi) Other Debt,  Etc. As of the opening of business on March 31, 2002
               (a) the outstanding principal balance of the Existing Senior Notes is approximately $65,300,000, (b) the outstanding principal balance of Subordinated Debt is approximately $46,000,000, (c) the outstanding principal balance of the Warehouse Facilities is approximately $47,000,000, (d) the outstanding principal balance of Senior Secured Facilities is $0, and (e) the outstanding principal balance of the Residual Facilities is $0. The Company's and its Subsidiaries' liability, if any, for principal, interest, indemnity or reimbursement under the Warehouse Facilities and Senior Secured Facilities is as set forth in the definition of Warehouse Facilities and Senior Secured Facilities, as applicable. All obligations of the Company to the Holders, whether evidenced by the Series A Senior Notes or arising under this Agreement or any other Credit Document, will constitute senior indebtedness of the Company. No default or event of default exists under any agreement governing Debt of the Company or any of its Subsidiaries (including any Warehouse Facility) or any Securitization.

     10.3. Financial Condition. The consolidated balance sheets of the Company and its Subsidiaries as at June 30, 2001 and December 31, 2001, and the related consolidated statements of income and cash flows for the periods then ended, which have been examined by Deloitte & Touche LLP, who delivered an unqualified opinion with respect thereto, have been delivered to the Purchasers and were prepared in conformity with GAAP. All such financial statements fairly present the consolidated financial position of the Company and its Subsidiaries as at the respective dates thereof and the consolidated results of operations and cash flows of the Company and its Subsidiaries for each of the periods covered thereby, subject, in the case of any unaudited interim financial statements, to changes resulting from normal year-end adjustments.

     10.4. No Material Adverse Change. Since December 31, 2001, there has been no material adverse change in the financial condition, operations, assets, prospects or business of the Company and its Subsidiaries, taken as a whole or event which would have or could reasonably be expected to have, a Material Adverse Effect, other than as may have been disclosed in writing to the Purchasers prior to the Closing Date.

     10.5. Title to Properties; Liens. The Company and its Subsidiaries have good and valid title to or beneficial ownership of all their respective Property (which Property as of the date hereof includes all Property (other than Property previously disposed of in the ordinary course of business) reflected in the most recent financial statements, or the notes thereto referred to in Section 10.3, except for assets acquired or disposed of in transactions that are or, if entered into prior to the date of this Agreement, would have been, permitted hereunder and have not had, do not have, and could not reasonably be expected to have, a Material Adverse Effect.

     10.6. Litigation; Adverse Facts. Other than as disclosed in Schedule IV hereto, there is no governmental investigation of which the Company, any Restricted Subsidiary or any other Subsidiary of the Company has or would reasonably be expected to have knowledge, and there is no action, suit, proceeding, governmental arbitration (whether or not purportedly on behalf of the Company, any Restricted Subsidiary or any other Subsidiary of the Company) at law or in equity or before or by any federal, state, municipal or governmental department, court, tribunal, commission, board, bureau, agency or instrumentality, domestic or foreign, threatened and about which the Company, any Restricted Subsidiary or any other Subsidiary of the Company has or would reasonably be expected to have knowledge, or pending against or affecting the Company, any Restricted Subsidiary or any other Subsidiary of the Company or any of their respective Properties which (i) if adversely determined, would have, or reasonably would be expected to have, a Material Adverse Effect, (ii) does not result from action taken by the Company to foreclose or collect in connection with auto and other consumer receivables, as relevant, owned or serviced by the Company. None of the Company, any Restricted Subsidiary or any other Subsidiary of the Company has received any notice of termination of any material contract, lease or other agreement or suffered any material damage, destruction or loss, (whether or not covered by insurance) or had any employee strike, work stoppage, slow-down or lockout or any substantial or non frivolous threat of which the Company, any Restricted Subsidiary or any other Subsidiary of the Company has or would reasonably be expected to have knowledge directed to it of any imminent strike, work stoppage, slowdown or lock-out, any of which remain pending, that in any case, individually or in the aggregate, would have or would reasonably be expected to have a Material Adverse Effect.

     10.7. Payment of Taxes. (a) All tax returns and reports of the Company, each Restricted Subsidiary or each other Subsidiary of the Company required to be filed by any of them have been duly and timely filed; and (b) all taxes, assessments, fees and other governmental charges upon the Company, each Restricted Subsidiary or each other Subsidiary of the Company and upon any of their respective Properties, income and franchises that are due and payable have been paid when due and payable except as permitted by Section 7.3, and there is no actual or proposed tax assessment against it, about which the Company, any Restricted Subsidiary or any other Subsidiary of the Company has or could reasonably be expected to have knowledge, except in any such case as permitted by Section 7.3 and except for any failure of filing or payment or assessment that, individually or in the aggregate, does not have or could not reasonably be expected to have a Material Adverse Effect.

     10.8. Materially Adverse Agreements; Performance; Absence of Material Contracts. None of the Company, any Restricted Subsidiary or any other Subsidiary of the Company is a party to or is otherwise subject to any indenture, mortgage, instrument, contract or other agreement or charter or other restriction that has had, or, in the absence of any default or event of default thereunder, would have or could reasonably be expected to have a Material Adverse Effect. None of the Company, any Restricted Subsidiary or any other Subsidiary of the Company is in default in the performance, observance or fulfillment of any of the material obligations, covenants or conditions contained in any material indenture, mortgage, instrument, contract or other agreement to which the Company, any Restricted Subsidiary or any other Subsidiary of the Company is a party or pursuant to which any of such party's or such Subsidiary's properties are bound, and no condition about which the Company, any Restricted Subsidiary or any other Subsidiary of the Company has or could reasonably be expected to have knowledge exists that, with the giving of due notice or the lapse of time or both, would constitute such a default. There exists no Default or Event of Default.

     10.9. Governmental Regulation. None of the Company, any Restricted Subsidiary or any other Subsidiary is subject to regulation or registration or is controlled by any Person subject to regulation or registration under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940, each as amended, or to any other federal or state statute or regulation limiting its ability to incur Debt or to create Liens on any of its properties or assets to secure Debt or making its contracts void or voidable.

     10.10. Certain Fees. Other than fees, costs and other expenses described in
Section 5.10, no broker's or finder's fee or commission or closing fee is payable with respect to the offer, issue and sale of the Series A Senior Notes.

     10.11. Disclosure. No representation or warranty of the Company, any Restricted Subsidiary or any other Subsidiary of the Company contained in this Agreement, any Credit Document or any other document, certificate, schedule or written statement furnished to Purchasers or the Holders by or on behalf of the Company, any Restricted Subsidiary or any other Subsidiary of the Company for use in connection with the transactions contemplated by this Agreement or any other Credit Document contains or contained any untrue statement of a material fact or omits or omitted to state a material fact (known to any such Person in the case of any document not furnished by it) at the time it was made or furnished, as the case may be, necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. The projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by such Persons to be reasonable at the time made, it being recognized by the Purchasers and the Holders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There is no fact, event or condition known to the Company, any Restricted Subsidiary or any other Subsidiary of the Company that has had, would have or could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein or in such other documents and statements furnished to the Purchasers or the Holders for use in the transaction contemplated hereby.

     10.12. Facilities. Schedule V sets forth (i) the true and complete address (including county) of the chief executive office of the Company and each Subsidiary.

     10.13. Licenses, Permits and Authorizations. The Company and its Subsidiaries have all approvals, licenses and other permits of all governmental or regulatory agencies, whether domestic, federal, state or local, including without limitation sales finance licenses and permits, the absence of which could materially impair the business and operations of the Company or any such Subsidiary as it is presently being conducted or would have or could reasonably be expected to have a Material Adverse Effect.

     10.14. Hazardous Materials. Neither the Company nor any Restricted Subsidiary nor any other Subsidiary of the Company and, to the best of the Company's knowledge, after due inquiry, no predecessor in title of any such entity, nor any third person at any time occupying, adjacent to or present on any property owned or leased by the Company or any Subsidiaries has, at any time, used, generated, disposed of, discharged, stored, transported to or from, released or threatened the release of any Hazardous Materials, in any form, quantity or concentration, on, from, under or affecting such property in violation of any Environmental Laws nor are any Hazardous Materials present or existing on, from, under or affecting any such property in violation of any Environmental Laws.

     10.15. Offering of Securities. The offering, issuance and sale of the Series A Senior Notes hereunder is exempt from the registration and prospectus delivery requirements of the Securities Act and all state securities laws. With respect to such offering, issuance and sale of the Series A Senior Notes, no form of general solicitation or general advertising was used by the Company, or any other representatives of the Company, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television, radio or the internet or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. The Purchasers are the sole purchasers of the Series A Senior Notes. No securities of the same class as the Series A Senior Notes have been issued and sold by the Company within the six-month period immediately prior to the date hereof. The Company understands that, for purposes of rendering the legal opinions to be delivered pursuant to
Section 5.9, the Company's counsel and counsel to the Purchasers will rely on the accuracy and truth of the foregoing representations and hereby consents to such reliance.

     10.16. ERISA. Each of the Company, its Subsidiaries and ERISA Affiliates has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Pension Plan and is in compliance in all material respects with the provisions of all applicable laws, including without limitation ERISA and the Code with respect to such Pension Plans. Neither the Company nor any Subsidiary of the Company or ERISA Affiliate has incurred any liability to the PBGC (other than annual premiums due to the PBGC) or a Pension Plan under Title I or IV of ERISA or to the Internal Revenue Service under the penalty or excise tax provisions of the Code relating to employee benefits plans (as such term is defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that would reasonably be expected to result in the incurrence of any such liability by the Company, a Subsidiary of the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company, a Subsidiary of the Company or any ERISA Affiliate, other than such liabilities or Liens as would not be individually or in the aggregate Material. The accumulated benefit obligations under each of the Pension Plans (other than Multiemployer Plans), determined as of the end of such Pension Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Pension Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Pension Plan. The Company, its Subsidiaries and ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material. The expected post retirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries and ERISA Affiliates is not Material. There is no pending or, to the best knowledge of the Company, any of its Subsidiaries or any ERISA Affiliate, threatened claim, action or lawsuit by any person or governmental authority with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. The execution and delivery by the Company of this Agreement and the sale and delivery of the Series A Senior Notes will not involve any prohibited transaction within the meaning of ERISA or subject to the prohibitions of Section 406 of ERISA or under the Code. The Company has delivered to the Purchasers a complete list and accurate description of each Pension Plan and Multiemployer Plan or post retirement benefit plan maintained or contributed to by the Company, any Subsidiary of the Company or any ERISA Affiliate, as well as the most recent actuarial report of each Pension Plan.

     10.17. Patents, Etc. No product, service, process, method, substance, part or other material presently contemplated to be sold by or employed by the Company or any of its Subsidiaries in connection with its business infringes any patent, trademark, service mark, trade name or copyright, or any license of any of the foregoing, owned by any other Person, which infringement could have a Material Adverse Effect. Regulation U, Etc. Neither the Company nor any of its Subsidiaries owns or has any present intention of acquiring any "margin stock" as defined in Regulation U (12 CFR Part 207) of the Board of Governors of the Federal Reserve System (herein called "margin stock"). None of the proceeds from the sale of the Series A Senior Notes will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of Regulation U. Neither the Company, any of its Subsidiaries nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the Series A Senior Notes to violate Regulation T, Regulation U, Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.

     10.19. Warehouse and Securitization Subsidiaries. The Company and each Subsidiary have conducted their respective businesses in such a manner which (i) is consistent in all material respects with the assumptions made in the "non-consolidation opinions" prepared in connection with each Securitization and
(ii) does not cause the existing Funding Corporations, and any Subsidiaries existing as of the Closing Date, as the case may be which have been used to facilitate Securitizations, to cease to be so-called special purpose "bankruptcy remote" entities. There are no restrictions on the ability of such Subsidiaries to pay, to the fullest extent permitted by applicable law, dividends to the Company.

11. REPRESENTATIONS OF THE PURCHASERS

          (i) Each Purchaser severally represents on the date hereof and as of the Closing Date, that it is not acquiring the Series A Senior Notes to be purchased by it hereunder with a view to or for sale or in connection with any distribution thereof within the meaning of the Securities Act, provided that the disposition of its property (including the Series A Senior Notes) shall at all times be and remain within its control. Each Purchaser severally represents that it is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended.

          (ii) Each Purchaser severally represents and acknowledges that (a) it has had access to information that the Company has heretofore filed with the Commission which is available on the Commission's EDGAR database, and has received such other written information regarding the Company, its operations, financial condition and prospects, as such Purchaser has requested from the Company and it (or its representatives) has met with the Company's management and had the opportunity to ask such questions and receive answers regarding such matters relating to the Company and investment in the Series A Senior Notes as such Purchaser has deemed advisable; and (b) the Series A Senior Notes are not being registered under any applicable federal or state securities laws in reliance upon certain exemptions thereunder, and cannot be resold unless they are registered under those laws or unless an exemption from registration is available.

          (iii)Each Purchaser severally represents that (a) it is not an insurance company; and (b) it is using its own funds for purchase of the Series A Senior Notes and, without limiting the forgoing, no portion of the funds for its purchase of the Series A Senior Notes consists of assets of an employee benefit plan as defined in Section 3 of ERISA.

12. DEFINITIONS.

     12.1. Definitions

     "Affiliate" means, with respect to any Person, any other Person directly or indirectly in control of, controlled by, or under common control with such Person, whether through power to direct or cause the direction of the management or policies of such Person, ownership or control of more than 10% of the voting stock of such Person, or otherwise and any Person who is an officer or director of such Person; provided, however, that neither any Holder nor any Affiliate of any Holder shall be deemed to be an Affiliate of the Company or any Subsidiary solely by reason of its ownership of Series A Senior Notes or by reason of benefiting from any agreements or covenants in this Agreement or in any other Credit Document.

     "Auto Receivables" means consumer installment sale contracts and receivables evidenced by promissory notes secured by new and used automobiles, vans, minivans and light trucks acquired or originated in the ordinary course of business by the Company or a Subsidiary from or through motor vehicle dealers.

     "Business Day" means any day excluding (i) Saturday and Sunday, (ii) any day that is a legal holiday under the laws of the States of Michigan or Indiana and (iii) any day on which banking institutions located in Michigan or Indiana are authorized or required by law or other governmental action to close.

     "Called Principal" means, with respect to any Series A Senior Note, the outstanding principal amount of such Series A Senior Note that (i) is to be prepaid or purchased at the Make-Whole Prepayment Price, or (ii) becomes or is declared to be immediately due and payable pursuant to Section 9.1.

     "Capitalized Lease Obligations" means rental obligations under any lease required to be capitalized in accordance with GAAP, taken at the amount accounted for as indebtedness (net of interest expense).

     "Cash Equivalents" means (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof, (ii) investments in money market funds having the highest rating available from either Standard & Poor's Ratings Services, a division of McGraw Hill Companies, Inc. or Moody's Investors Service, Inc. (or, if at any time neither such rating service shall be rating such obligations, then from such other nationally recognized rating services acceptable to the Required Holders), all of whose assets are comprised of securities of the type described in (i) and (iii) hereof, (iii) commercial paper maturing no more than 270 days from the date of creation thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Ratings Services, a division of McGraw Hill Companies, Inc., or Moody's Investors Service, Inc. (or, if at any time neither such rating service shall be rating such obligations, then from such other nationally recognized rating services acceptable to the Required Holders), (iv) certificates of deposit with maturities of one year or less or forward purchase contracts from commercial or savings banks having combined capital and surplus greater than $250,000,000 and having a long term certificate of deposit rating of either A by Standard & Poor's Ratings Services, a division of McGraw Hill Companies, Inc., or A2 by Moody's Investors Service, Inc. or higher (or, if at any time neither such rating service shall be rating such obligations, then from such other nationally recognized rating services acceptable to the Required Holders), and (v) repurchase obligations with a term of not more than 1 day for underlying securities of the types described in (i) above.

     "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as now or hereafter amended, 42 U.S.C.ss.9601, et seq. and 42 U.S.C.ss. 11001 et seq.

     "Change of Control" means any transaction or series of transactions by which (A) any "Person" (as such term is used in Section 13(d)3 of the Exchange
Act) shall acquire (i) beneficial ownership in excess of fifty percent (50%) of the voting power represented by the outstanding voting shares having ordinary voting power to elect a majority of the directors of the Company (irrespective of whether at the time shares of any other class or classes shall have or might have voting power by reason of the happening of any contingency) or (ii) all or substantially all of the Property of the Company, or (B) a majority of the Board of Directors of the Company at any time shall be composed of Persons other than
(i) Persons who members of the Board of Directors of the Company on the date of this Agreement, or (ii) Persons who subsequently become members of the Board of Directors of the Company and who either (1) are appointed or recommended for election with the affirmative vote of the majority of the Directors in office as of the date of the Agreement, or (2) are appointed or recommended for election with the affirmative vote of a majority of the Board of Directors of the Company who are described in Clauses (B) (i) and (B)(ii)(1) above.

     "Closing" has the meaning specified in Section 4.

     "Closing Date" has the meaning specified in Section 4.

     "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute.

     "Commission" means the United States Securities and Exchange Commission and any successor Federal agency having similar powers.

     "Company" has the meaning specified in the introductory paragraph hereof.

     "Consolidated" means the Company, its Restricted Subsidiaries and its Securitization Subsidiaries on a consolidated basis in accordance with GAAP.

     "Consolidated Assets" means the consolidated assets of the Company, its Restricted Subsidiaries and its Securitization Subsidiaries determined in accordance with GAAP.

     "Consolidated  Liabilities"  means  the  consolidated  liabilities  of  the
Company, its Restricted Subsidiaries and its Securitization Subsidiaries determined in accordance with GAAP, which shall in all cases include Debt under Warehouse Facilities, Senior Secured Facilities and Residual Facilities.

     "Consolidated Net Income" means, for any period, the consolidated net income of the Company, its Restricted Subsidiaries and its Securitization Subsidiaries determined in accordance with GAAP and, with respect to Consolidated Net Income for any Fiscal Year, as reported in the Company's audited consolidated financial statements.

     "Consolidated Tangible Net Worth" means the excess, if any, of Consolidated Assets over Consolidated Liabilities less any goodwill, trade names, trademarks, patents, unamortized debt discount and expense, and other intangibles, except that Dealer Premium Rebates and Residual Interest shall not be so deducted, determined in accordance with GAAP.

     "Consolidated Total Debt" means the outstanding aggregate principal amount of all Debt of the Company, its Restricted Subsidiaries and its Securitization Subsidiaries on a consolidated basis, excluding contingent obligations to the extent already included in Consolidated Total Debt.

     "Contingent Obligation" as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person with respect to any Debt, lease, dividend or letter of credit of another, if a purpose or intent of the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof. Contingent Obligations shall include, without limitation, (i) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another; and (ii) any liability of such Person for the obligations of another through any agreement (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such obligation or any security thereof, or to provide funds for the payment or discharge of such obligation (whether in the form of receivables, advances, stock purchases, capital contributions or otherwise), (b) to maintain the solvency or any balance sheet item, level of income or financial condition of another, or (c) to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, if in the case of any agreement described under clauses (a), (b) or (c) of this sentence the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation (or portion thereof) so guaranteed or otherwise supported.

     "Credit Documents" means this Agreement and the Series A Senior Notes and each other instrument or agreement executed and delivered by the Company pursuant to this Agreement, the Series A Senior Notes or any such instrument or agreement.

     "Cumulative Total Assets" means, for a specified period, the Consolidated Assets as of the beginning of such period: (i) plus the book value of assets added during such period; (ii) less the book value of assets disposed during such period; and (iii) less depreciation and amortization accumulated during such period; provided, however, there shall be excluded from Cumulative Total Assets any goodwill, trade names, trademarks, patents, unamortized debt discount and expense, and other intangibles, except that Dealer Premium Rebates and Residual Interest shall not be so excluded.

     "Dealer Premium Rebate" means estimated dealer premium rebates refundable as reflected in the Company's consolidated financial statements, regardless whether reported separately or as a component of another asset caption.

     "Debt" means, with respect to any Person, the sum, without duplication,  of
(i) all indebtedness of such Person for borrowed money or credit extended (whether by loan or the issuance and sale of debt securities or otherwise) or in respect of letters of credit or bankers' acceptances or credit enhancement and the like or for the deferred purchase price of property or services (except trade payables currently payable in the ordinary course of business), or which otherwise should constitute debt on the balance sheet of such person in accordance with GAAP, including without limitation Debt under the Series A Senior Notes, the Existing Senior Notes, Subordinated Debt, Warehouse
Facilities,   Senior  Secured  Facilities  and  Residual  Facilities,  (ii)  all
obligations of such Person under Capitalized Lease Obligations, (iii) all obligations of such Person to purchase, retire or redeem any capital stock or any other equity interest, whether or not the performance of such obligation is fixed or contingent, (iv) all Contingent Obligations of such Person, and all indebtedness and obligations of such Person or other Persons that are secured by a Lien on any Property of such Person, whether or not such Person has assumed liability therefor, and (v) other recourse obligations related to asset sales to the extent not already reflected in such Person's balance sheet.

     "Default" means any event which, subject only to the lapse of a period of time expressly set forth or referred to in Section 9.1 or the giving of a notice expressly set forth or referred to in Section 9.1, or both, would constitute an Event of Default.

     "Environmental Laws" means all federal, state and local environmental, health or safety laws, ordinances, regulations, rules, statutes, orders, decrees or policies and matters relating to the common law of nuisance, as the same may be in effect from time to time.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute.

     "ERISA Affiliate" means each trade or business (whether or not incorporated) which together with the Company or a Subsidiary of the Company would be deemed to be a "single employer" within the meaning of Section 4001 of ERISA.

     "Event of Default" means any of the events specified in Section 9.1.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any successor statute.

     "Executive Officer" means with respect to any matter, any of the Chairman of its Board of Directors (if an officer) or Chief Executive Officer, President, Chief Operating Officer, Executive Vice-President, Senior Vice-President, Vice President or Chief Financial Officer of the Company or any of its Subsidiaries (or equivalent officer).

     "Existing Senior Notes" means the senior notes issued pursuant to the Existing Senior Note Purchase Agreements.

     "Existing Senior Note Purchase Agreement" means (i) the Note Purchase Agreement dated August 7, 1995 among the Company and the purchasers described therein, as amended from time to time, providing for the sale of $110,000,000 of senior notes due 2002, and (ii) the Note Purchase Agreement dated March 24,
1997, among the Company and the purchasers described therein, as amended from time to time, providing for the sale of $65,000,000 of senior notes due 2002.

     "Fiscal   Quarter"   means  a  fiscal   quarter  of  the  Company  and  its
Subsidiaries.

     "Fiscal Year" means a fiscal year of the Company and its Subsidiaries.

     "Funding Corporations" means Union Acceptance Funding Corporation, UAFC Corporation, UAFC-1 Corporation, UAFC-2 Corporation, Union Acceptance Receivables Corporation, and UAC Facility Funding Corporation and any other similar in nature and purpose funding corporations created in the future, each of which shall at all times be a special purpose bankruptcy remote funding Subsidiary with no creditors or operations other than those necessary to conduct such purpose of funding operations of the Company, and which has no Liens on its assets (except as required in the ordinary course of business to secure the relevant Warehouse Facility, Senior Secured Facility or Residual Facility, as applicable), and which, to the fullest extent permitted by law, may freely pay dividends and similar distributions to, and shall pay dividends and other distributions solely to, the Company or another Restricted Subsidiary, and in respect of which if requested by the Required Holders, the Company shall have provided an opinion of counsel reasonably satisfactory to the Required Holders confirming the foregoing with respect to such Subsidiary, in form and substance satisfactory to the Required Holders.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements that are described in Statement on Auditing Standards No. 69 "The Meaning of Present
Fairly in Conformity With Generally Accepted Accounting Principles in the Independent Auditor's Report" that are applicable to the circumstances as of the date of determination, applied on a consistent basis; provided, however, for purposes of this Agreement, in determining Consolidated Assets, Consolidated Liabilities, Consolidated Net Income, Consolidated Tangible Net Worth and Consolidated Total Debt, the assets, liabilities, net income, tangible net worth and total debt, respectively, of the Securitization Subsidiaries shall be included, without duplication, in such determination notwithstanding any generally accepted accounting principals which do not require or permit the Securitization Subsidiaries to be consolidated with the Company.

     "Gain on Sale of Receivables" means the gain (loss) on sale of receivables, net, as reported in the statement of earnings in the Company's consolidated financial statements in accordance with GAAP.

     "Hazardous Materials" means any hazardous, toxic or dangerous wastes, pollutants, materials or substances including, without limitation, asbestos, PCBs, petroleum products and by- products, substances defined in or listed as "hazardous materials, "hazardous substances" or "toxic substances" or similarly identified in or pursuant to CERCLA; "hazardous materials" identified in or pursuant to the Hazardous Materials Transportation Act, as now or hereafter amended, 49 U.S.C.ss.1801, et seq.; "hazardous wastes" identified in or pursuant to the Resource Conservation and Recovery Act, as now or hereafter amended, 42 U.S.C.ss. 6901, et seq.; any chemical substances or mixture regulated under the Toxic Substances Control Act of 1976, as now or hereafter amended, 15 U.S.C.ss. 2601 et seq.; any "toxic pollutant" under the Clean Water Act, as now or hereafter amended, 33 U.S.C.ss. 1251 et seq.; any hazardous air pollutant under the Clean Air Act, as now or hereafter amended, 42 U.S.C.ss. 7401 et seq.; and any hazardous, toxic, or dangerous material, substance, or pollutant now or hereafter designated or regulated under any Environmental Laws.

     "Holder" means any holder of Series A Senior Notes.

     "Interest Coverage Ratio" means Consolidated Net Income before Interest Expense and income taxes, less Gain on Sale of Receivables, plus (without duplication) any other than temporary impairment of the valuation of the Residual Interest to the extent deducted in determining Consolidated Net Income, plus amortization of Residual Interest in accordance with GAAP, divided by Interest Expense.

     "Interest Expense" means Interest Expense as reported on the Statement of Earnings of the consolidated financial statements of the Company (Interest Expense to include imputed interest under Capitalized Lease Obligations) determined in accordance with GAAP.

     "Investment" means, as applied to any Person, any direct or indirect purchase or other acquisition by that Person of, or a beneficial interest in, stock or other securities or similar interests of any other Person, or any direct or indirect loan, advance (other than advances to employees for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by that Person to any other Person.

     "Lien" means any assignment, mortgage, deed of trust, pledge, security interest, charge, encumbrance, lien, easement or exception of any kind or any other preferential arrangement of any kind that has the practical effect of constituting a security interest or lien (including any conditional sale or other title retention agreement and any agreement to give any security interest and any lease in the nature thereof) or the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction.

     "Make-Whole Prepayment Price" has the meaning specified in Section 6.1.

     "Managed Assets" means the total assets of the Company and its Subsidiaries on a consolidated basis as reported in the Company's consolidated financial statements, plus the then outstanding principal balance of receivables acquired by the Company or its Subsidiaries and sold in an off-balance sheet Securitization serviced by the Company.

     "Material" means material in relation to the business, affairs, financial condition, assets or properties of the Company and/or the Company and its Subsidiaries taken as a whole.

     "Material Adverse Effect" means a material adverse effect on (i) the condition (financial or otherwise), business, results of operations, prospects, liabilities (absolute, accrued, contingent or otherwise), properties or assets (including but not limited to Spread Accounts and Residual Interest) of the Company, its Restricted Subsidiaries and its Securitization Subsidiaries taken as a whole, and/or the Company and its Subsidiaries, taken as a whole, or (ii) the rights or interests of any Holder under any Credit Document (including, without limitation, the ability of any Holder to enforce the obligations of the Company in respect of any Credit Document), or (iii) the Company's ability to perform its obligations under, or as contemplated by, any Credit Document.

     "Multiemployer Plan" means "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA) to which the Company, any Restricted Subsidiary or any other Subsidiary of the Company or any ERISA Affiliate of such entity is making, or is obligated to make, contributions or has made or has been obligated to make, contributions.

     "Officer's Certificate" means a certificate signed in the name of the Company by an Executive Officer.

     "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

     "Pension Plan" means any employee benefit plan of the Company, a Subsidiary of the Company or any ERISA Affiliate that is subject to the provisions of Title IV of ERISA or subject to the minimum funding standards of Title I of ERISA or
Section 412 of the Code, and is not a Multiemployer Plan.

     "Permitted Liens" means Liens to the extent permitted under Section 8.2 but only to the extent the covenants set forth herein do not prohibit such Liens.

     "Person" means and includes natural persons, corporations, limited liability companies, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, unincorporated organizations or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

     "Prepayment Premium" shall mean the following:

          (i) 5% of the principal amount prepaid if such prepayment is made on or after May 1, 2002 but before May 1, 2003;

          (ii) 4% of the principal amount prepaid if such prepayment is made on or after May 1, 2003 but before May 1, 2004; or

          (iii)3% of the principal amount prepaid if such prepayment is made on or after May 1, 2004 but before May 1, 2005;

          (iv) 0% of the principal amount prepaid if such prepayment is made on or after May 1, 2005.

     "Property"  means any  interest in any kind of  property or asset,  whether
real,  personal  or  mixed,  or  tangible  or  intangible,   including,  without
limitation, all interests in real estate and fixtures and all equipment, inventory and other goods, all accounts, instruments, chattel paper, documents, money and general intangibles (as such terms are defined in the Uniform Commercial Code) whether now owned or hereafter acquired.

     "Purchasers" has the meaning specified in the introductory paragraph hereof.

     "Purchaser   Schedule"   means  the  schedule  of  principal   amounts  and
denominations of Series A Senior Notes to be purchased by the Purchasers, as set out in the initial schedule hereto.

     "Receivables Held for Sale" means receivables held for sale, net, as reported on the Company's latest available consolidated balance sheet included in its financial statements determined in accordance with GAAP.

     "Reportable Event" means an event described in section 4043(b) of ERISA with respect to which the 30-day notice requirement has not been waived by the PBGC.

     "Required Holders" means the Holders of more than 66-2/3% in principal amount of the Senior Notes (other than Senior Notes held by the Company or any Affiliate of the Company) at the time outstanding.

     "Residual Facilities" and Residual Facility" means Debt of one of the Funding Corporations which is structured to be serviced from amounts distributed to such Funding Subsidiary by virtue of the ownership by such Funding Subsidiary of the residual interest in one or more Securitizations, Warehouse Facilities, Senior Secured Facilities or similar structured financing facilities and is secured by a Lien on such residual interest.

     "Residual Interest" means Retained Interest in Securitized Assets (or a similar asset reported in accordance with GAAP representing the value of the residual interests in off-balance sheet Securitizations) as reported in accordance with GAAP in the Company's latest consolidated balance sheet required to be provided under Section 7.

     "Restricted Junior Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of the Company, any Restricted Subsidiary or any Securitization Subsidiary now or hereafter outstanding (including, without limitation, any payment or distribution made in any merger or consolidation), except a dividend payable solely in shares of that class of stock or a junior class of stock to the holders of that class and except for dividends (and the like) from its
Subsidiaries solely to the Company, to Restricted Subsidiaries or to Securitization Subsidiaries, (ii) any prepayment, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares or of any outstanding warrants or rights to acquire any shares of any class of stock of the Company, any Restricted Subsidiary or any Securitization Subsidiary now or hereafter outstanding, and (iii) any payment of principal, premium or interest on, or any direct or indirect prepayment, retirement, defeasance or sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Subordinated Debt (other than a prepayment of Subordinated Debt issued pursuant to the Subordinated Note Purchase Agreement).

     "Restricted Subsidiaries" means all Funding Corporations and any other Subsidiaries now existing or hereafter formed or acquired which would at such time constitute a "significant subsidiary" (as such term is defined in Regulation S-X of the Securities and Exchange Commission as in effect on the Closing Date) other than Securitization Subsidiaries which satisfy the requirements therefor under Section 8.7(a), and any other Subsidiary including such Securitization Subsidiaries now or hereafter existing designated as a "Restricted Subsidiary" for purposes hereof by the Company's Board of Directors, all of which shall be Wholly Owned direct or indirect Subsidiaries. The Restricted Subsidiaries as of the date hereof are identified on Schedule III.

     "Securities Act" means the Securities Act of 1933, as amended, and any successor statute.

     "Securitization" means a public or private transfer of Auto Receivables and other consumer receivables and related consumer contracts in the ordinary course of business which transfer is recorded as a sale or secured financing according to GAAP as of the date of such transfer, and by which the Company or one of its Subsidiaries directly or indirectly securitizes a pool of specified consumer auto receivables or other consumer receivables and related contracts including but not limited to any such transactions involving the sale of specified Auto Receivables or consumer receivables to a securitization entity established for such purpose in connection with the issuance of asset-backed securities and including without limitation the outstanding UACSC Owner Trust or PSC Grantor Trust or UACSC Auto Trust securitizations entered into by the Company or its Subsidiaries prior to the date of this Agreement.

     "Securitization Subsidiaries" means a Wholly Owned direct or indirect present or future Subsidiary of the Company which acts as a transferor or otherwise engages in Securitizations (including without limitation UAC Securitization Corporation and Performance Securitization Corporation), the nature of which Subsidiary is as described in Section 8.7(a).

     "Senior Debt" means Debt (including Debt under the Series A Senior Notes) which is not (i) Debt under Warehouse Facilities or Senior Secured Facilities or a Securitization, (ii) purchase money Debt qualifying as such under Section 8.2(iii) hereof, (iii) Subordinated Debt, (iv) unsecured intercompany Debt solely and exclusively between the Company and a Restricted Subsidiary, or between two Restricted Subsidiaries.

     "Senior Notes" .means the Series A Senior Notes and Subsequent Series Senior Notes

     "Senior Secured Facility" means a Debt facility which is Debt of one of the Funding Corporations, which satisfies the requirements for the granting of Liens under Section 8.2(iv) and is secured by auto loans or other consumer receivables acquired or originated by the Company or a Restricted Subsidiary in the ordinary course of its consumer finance business, and which provides funding to acquire receivables which are not Receivables Held for Sale, and in all cases is without any recourse to the Company or any other Subsidiary of the Company or any of their Property; provided that the obligor on such Debt shall at all times be a special purpose bankruptcy remote funding Subsidiary with no creditors or operations other than those necessary to conduct such purpose and which has no Liens on its assets (except as required in the ordinary course of business to secure the relevant Senior Secured Facility, as applicable), and which, to the fullest extent permitted by law, may freely pay dividends and similar distributions to, and shall pay dividends and other distributions solely to, the Company or another Restricted Subsidiary.

     "Series A Senior Notes" has the meaning specified in Section 2

     "Settlement Date" means, with respect to the Called Principal of any Series A Senior Note, the date on which such Called Principal (i) is to be prepaid or purchased at the Make-Whole Prepayment Price, or (ii) becomes or is declared to be immediately due and payable pursuant to Section 9.1, as the context may require.

     "Significant Holder" means the original Holders of the Series A Senior Notes with an original principal balance of not less than Five Million Dollars ($5,000,000) and with respect to any transferee subsequent to such original Holders, any other institutional investor, i.e., any bank, trust company, finance company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, investment fund, any broker or dealer, or any other similar financial institution or entity, or holding company or affiliate thereof, regardless of legal form, holding 50% or more of the outstanding principal amount of the Series A Senior Notes at any time.

     "Single-Employer   Pension   Plan"   means  a  pension   plan  which  is  a
"single-employer plan" as defined in section 4001 of ERISA.

     "Spread Accounts" means accounts (including, without limitation, spread accounts, cash collateral accounts, reimbursement accounts or funding accounts), as reported on the Company's latest available consolidated balance sheet in accordance with GAAP, intended to protect Securitization investors and any letter of credit provider or credit enhancer with respect to Securitizations against credit losses.

     "Subordinated Debt" means Debt of the Company (i) issued under the Subordinated Note Purchase Agreement, or (ii) (a) whose first scheduled principal payment date (including mandatory prepayments) is at least 92 days after the maturity date of the Series A Senior Notes (as such maturity may have been extended at the time of issuance of such Debt), and (b) is subordinated and junior in right of payment to the holders of the Series A Senior Notes, to the extent and in a manner not less favorable to holders of the Series A Senior Notes, as the Subordinated Notes acquired under the Subordinated Note Purchase agreement are subordinated and junior in right of payment pursuant to Section
6.1 of the Subordinated Note Purchase Agreement to the holders of "Senior Debt" as defined in the Subordinated Note Purchase Agreement.

     "Subordinated Debt Documents" means (i) the Subordinated Note Purchase Agreement, as in effect on the date of initial issuance of the senior subordinated notes described therein, or (ii) any other indenture, note or agreement governing Subordinated Debt which satisfies the requirements of clause
(ii) of the definition of Subordinated Debt.

     "Subordinated Note Purchase Agreement" means that certain Note Purchase Agreement, dated as of April 3, 1996, among the Company and the note purchasers named therein with respect to the Senior Subordinated Notes due 2003, as amended, modified and supplemented in accordance with the terms thereof.

     "Subsequent Series Senior Notes" means additional series of senior notes of the Company (i) in an aggregate principal amount not to exceed $18,000,000, (ii) issued after the date of this Agreement pursuant to note purchase agreements having terms and conditions (including, but not limited to, interest rate and maturity date) substantially identical to those contained in this Agreement, and
(iii) the issuance of which will not result in a Default or Event of Default under this Agreement.

     "Subsequent Series Note Purchase Agreements" means the note purchase agreements entered into in respect of the issuance of Subsequent Series Senior Notes having terms and conditions (including, but not limited to, interest rate and maturity date) substantially identical to those contained in this Agreement.

     "Subsidiary" means any corporation, trust, association, partnership or other business entity of which more than 50% of the total voting power of shares of stock or other interests entitled to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more of the other Subsidiaries of the Company or a combination thereof.

     "Swaps" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

     "Transferee" means any direct or indirect transferee of all or any part of any Series A Senior Notes.

     "Warehouse Facilities" and "Warehouse Facility" means Debt of one of the Funding Corporations, which satisfies the requirements for granting of Liens under Section 8.2(iv) and is secured by auto loans or other consumer receivables acquired or originated by the Company or a Restricted Subsidiary in the ordinary course of its consumer finance business, and which provide temporary funding to acquire Receivables Held for Sale, and in all cases is without any recourse to the Company or any other Subsidiary of the Company or any of their Property; provided that the obligor on such Debt shall at all times be a special purpose bankruptcy remote funding Subsidiary with no creditors or operations other than those necessary to conduct such purpose and which has no Liens on its assets (except as required in the ordinary course of business to secure the relevant Warehouse Facility), and which, to the fullest extent permitted by law, may freely pay dividends and similar distributions to, and shall pay dividends and other distributions solely to, the Company or another Restricted Subsidiary.

     "Wholly Owned Subsidiary" means a Person of which all of the issued and outstanding shares of stock (other than directors' qualifying shares as may be required by law) or similar equity interests shall be owned by the Company and/or one or more of its Wholly Owned Subsidiaries.

     12.2. Accounting Terms. For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by the Company pursuant to Section 7 shall be prepared in conformity with GAAP as in effect at the time of such preparation.

13. JUDICIAL PROCEEDINGS

     13.1. Consent to Jurisdiction. The Company hereby irrevocably submits to the non- exclusive jurisdiction of any Indiana State court or the Federal District Court for the Southern District of Indiana over any suit, action or proceeding arising out of or relating to this Agreement, the Series A Senior Notes, the other Credit Documents or the transactions contemplated hereby or thereby. To the fullest extent they may effectively do so under applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

     13.2. Enforcement of Judgments. The Company agrees, to the fullest extent it may effectively do so under applicable law, that a judgment in any suit, action or proceeding of the nature referred to in Section 13.1 brought in any such court shall be conclusive and binding upon the Company subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of Indiana (or any other courts to the jurisdiction of which the Company is or may be subject) by a suit upon such judgment.

     13.3. Waiver of Jury Trial THE COMPANY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING UNDER OR OUT OF THIS AGREEMENT, THE SERIES A SENIOR NOTES, ANY OTHER CREDIT DOCUMENT OR ANY ISSUES RELATING HERETO, THERETO OR TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE COMPANY, EACH PURCHASER AND EACH OTHER HOLDER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO OR ACCEPTING THE BENEFITS OF THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THE COMPANY FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS AGREEMENT, THE SERIES A SENIOR NOTES OR THE OTHER CREDIT DOCUMENTS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     13.4. No Limitation on Service or Suit. Nothing in this Section 13 shall affect the right of the Purchasers or the Holders to serve process in any manner permitted by law, or limit any right that the Purchasers or the Holders may have to bring proceedings against the Company in the courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

     13.5. Limitation of Liability. To the fullest extent permitted by applicable law, the Company agrees that no claim may be made or enforced by the Company, any Restricted Subsidiary or any other Subsidiary or any other Person against any Purchaser, any Holder, the Required Holders or any of their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, the Series A Senior Notes or the other Credit Documents, or any act, omission or event occurring in connection herewith or therewith; and the Company (on behalf of itself and each Restricted Subsidiary and each other Subsidiary of the Company) hereby waives, releases and agrees, to the fullest extent permitted by applicable law, not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

14. MISCELLANEOUS

     14.1. Payments. The Company agrees that, so long as any Series A Senior Notes remain outstanding, it will make all payments and prepayments of principal of, premium, if any, and interest on, the Series A Senior Notes that comply with the terms of this Agreement. All such payments shall be by wire transfer of immediately available funds for credit to the account or accounts (i) if to any Purchaser, as specified in the Purchaser Schedule attached hereto with respect to such Purchaser, and (ii) if to any Holder, as specified in the Series A Senior Notes held by such Holder, or, in any case, to such other account or accounts in the United States as such Purchaser or other Holder may designate to the Company in writing. Whenever any payment to be made hereunder or under any Series A Senior Note shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or under the Series A Senior Notes.

     14.2. Expenses; Indemnification

          (i) Fees and Expenses. The Company agrees to pay from time to time on demand (a) all reasonable out of pocket fees, costs and expenses incurred by the Purchasers in connection with the preparation, negotiation, and execution hereof (up to a maximum amount of $35,000), each Purchaser in respect of any modification, amendment and enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement and the Series A Senior Notes being purchased by the Purchasers hereunder, any other Credit Document and the transactions contemplated hereby and thereby and the fulfillment or attempted fulfillment of conditions hereunder and thereunder and whether or not the Series A Senior Notes are purchased, including, without limitation (1) the reasonable fees and expenses of counsel for the Purchasers, the Holders and their respective Affiliates and local or special counsel and/or any consultants who may be retained by said counsel with respect thereto and with respect to advising the Purchasers and the Holders as to their respective rights and responsibilities under the Credit Documents, and (2) reasonable internal and external audit, legal, due diligence, valuation, consulting, investigation, computer costs, and travel expenses, filing fees, costs of monitoring collateral, search fees, duplication costs, courier and postage fees and all other reasonable out-of-pocket expenses of every type and nature related hereto, (b) all taxes incurred by or assessed against any Holder or any of its Affiliates (together in each case with interest and penalties, if any, and any income tax payable by any Holder or such Affiliate in respect of any reimbursement therefor), other than income taxes payable as a result of income received in respect of the Series A Senior Notes, that may be payable in respect of the execution and delivery of this Agreement or the other Credit Documents, or the issuance and delivery to, or purchase by, any Holder of any Series A Senior Notes or the consummation of the transactions contemplated hereby and thereby, and (c) all fees, costs and expenses incurred by any Holder in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of the Credit Documents and the other documents to be delivered hereunder and thereunder, including the reasonable fees and expenses of counsel to any such Holder (including the allocated costs of internal counsel) and local or special counsel and/or any consultants who may be retained by said counsel in connection with any such enforcement or in connection with any work-out, restructuring, litigation or bankruptcy or insolvency proceeding.

          (ii) Indemnification. The Company further agrees to defend, indemnify, pay and hold harmless the Purchasers, the Holders and any Transferee and each of their respective officers, directors, employees, attorneys, agents and Affiliates (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits and claims of any nature (collectively, "Claims") and all losses, liabilities, damages and expenses (including, without limitation, the reasonable fees and expenses of counsel, whether or not suit is brought) in connection with any such Claim (herein called the "Indemnified Liabilities") incurred by any Indemnitee as a result of, or arising out of, or relating to this Agreement, the Series A Senior Notes, any other Credit Document, or, in each case, any other documents, agreements or instruments contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof or of any such other documents, agreements or instruments; provided, however, that the Company shall not be liable to any Indemnitee for Indemnified Liabilities consisting of an award of damages assessed against such Indemnitee in a judicial proceeding in which a final, non-appealable determination has been made that such damages are directly attributable to the gross negligence or willful misconduct of such Indemnitee; and provided further that, if and to the extent such agreement to indemnify may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that shall be permissible under applicable law.

          (iii)Survival. The obligations of the Company under this Section 14.2 shall survive the transfer of any Series A Senior Note and payment of any Series A Senior Note.

     14.3. Amendments; Waivers. This Agreement may not be changed orally, but (subject to the provisions of this Section 14.3) only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought. No term, covenant, agreement or condition of this Agreement may be amended or compliance therewith be waived (either generally or in a particular instance and either retroactively or prospectively) unless an identical amendment and/or waiver is obtained with regard to any Subsequent Series Note Purchase Agreements. Any term, covenant, agreement or condition of this Agreement and any Subsequent Series Note Purchase Agreements may be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Company shall have obtained the consent in writing of the Required Holders; provided, however, that without the written consent of the holders of all of the Senior Notes then outstanding, no such amendment or waiver shall be effective that (i) extends the time of payment of the principal of or premium, if any, or interest on any Senior Note or reduces the principal amount thereof or rate of interest thereon,
(ii) alters any of the prepayment provisions of Section 6, (iii) changes the currency in which the Senior Notes are payable or purports to reduce the ranking of the Senior Notes in right of payment, or (iv) alters the provisions of this section or the definition of "Required Holders" in Section 12. The Company shall promptly send copies of any request for consent, amendment or waiver (and any request for any such amendment, consent or waiver) relating to this Agreement or the Series A Senior Notes to each Holder. No waiver of any right or remedy hereunder shall be effective unless in writing and then only with the written concurrence of the Required Holders or all holders of the Senior Notes as set forth above. Any such waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No course of dealing between the Company and any Holder and no failure to exercise or delay in exercising any rights or remedies hereunder or under any Series A Senior Note or any other Credit Document shall operate as a waiver of any rights or remedies of any Holder, and no single or partial exercise by any Holder of any right or remedy under this Agreement or any other Credit Document shall preclude any other or further exercise thereof or the exercise of any other right or remedy.

     14.4. Form, Registration, Transfer and Exchange of Series A Senior Notes; Lost Series A Senior Notes. The Series A Senior Notes are issuable as registered notes only, each without coupons in denominations of at least $500,000 and any larger integral multiple of $100,000; provided, however, that the Company shall issue Series A Senior Notes in denominations smaller than $500,000 upon transfer of any Series A Senior Note in an unpaid principal amount of less than $500,000. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Series A Senior Notes and of transfers of Series A Senior Notes. Upon surrender for registration of transfer of any Series A Senior Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Series A Senior Notes of like tenor and of a like aggregate principal amount, which Series A Senior Notes shall be registered in the name of such transferee or transferees. At the option of the Holder of any Series A Senior Note, such Series A Senior Note may be exchanged for Series A Senior Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Series A Senior Note to be exchanged at the principal office of the Company. Whenever any Series A Senior Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Series A Senior Notes that the Holder making the exchange is entitled to receive. Every Series A Senior Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the Holder of such Series A Senior Note or such Holder's attorney duly authorized in writing. Any Series A Senior Note or Series A Senior Notes issued in exchange for any Series A Senior Note or upon transfer thereof shall be dated the date of issuance of the Series A Senior Notes of the same series exchanged or transferred and shall carry the rights to unpaid interest and interest to accrue that were carried by the Series A Senior Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the Holder of any Series A Senior Note or other evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of such Series A Senior Note and, in the case of any such loss, theft or destruction, upon receipt of an unsecured indemnity to the Company from a Purchaser, or a surety bond, or an unsecured indemnity reasonably satisfactory to the Company from any other Holder, or a surety bond, or in the case of any such mutilation upon surrender and cancellation of such Series A Senior Note, the Company will make and deliver a new Series A Senior Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Series A Senior Note.

     14.5. Rule 144A Mechanics. If any Holder desires to transfer any Series A Senior Note pursuant to the exemption from the provisions of Section 5 of the Securities Act afforded by Rule 144A promulgated thereunder ("Rule 144A"), the Company hereby agrees to provide (i) at the request of such Holder, to the Holder and to any prospective transferee designated in writing to the Company by such Holder, or (ii) at any such prospective transferee's request to the Holder or to the Company, the information required to satisfy the requirements of paragraph (d)(4)(i) of Rule 144A (which requirements are incorporated herein by reference).

     14.6. Persons Deemed Owners; Participants; Identity of Holders. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any Series A Senior Note is registered as the owner and holder of such Series A Senior Note for the purpose of receiving payment of principal of, and premium, if any, and interest on, such Series A Senior Note and for all other purposes whatsoever, whether or not such Series A Senior Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the Holder of any Series A Senior Note may from time to time grant participations in all or any part of such Series A Senior Note to any Person on such terms and conditions as may be determined by such Holder in its sole and absolute discretion.

     Upon the request of any Holder, the Company agrees immediately to, and in any event within five (5) Business Days of receipt of such request, provide to such Holder a then current list identifying all other Holders and their contact information including name, address and contact person.

14.7. Solicitation; Payment

          (i) Solicitation. The Company will provide each Holder of the Series A Senior Notes (irrespective of the amount of Series A Senior Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Series A Senior Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 14.7 to each Holder of outstanding Series A Senior Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Holders of Series A Senior Notes.

          (ii) Payment. The Company will not pay any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any Holder of Series A Senior Notes as consideration for or as an inducement to the entering into by any Holder of Series A Senior Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each Holder of Series A Senior Notes then outstanding even if such Holder did not consent to such waiver or amendment.

     14.8. Survival of Representations and Warranties; Entire Agreement. All representations and warranties contained herein or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement and the Series A Senior Notes, the transfer by any Holder of any Series A Senior Notes or portion thereof or interest therein and the payment of any Series A Senior Note, and may be relied upon by any Transferee regardless of any investigation made at any time by or on behalf of the Purchasers, the Holders or any Transferee. Subject to the preceding sentence, this Agreement, the Series A Senior Notes and the other Credit Documents embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings, if any, relating to the subject matter hereof. Without limiting any provisions hereof, the Company agrees that it shall continue to perform and comply with its covenants, obligations and duties contained herein until all of the Series A Senior Notes are paid in full and all amounts payable hereunder are paid in full.

     14.9. Successors and Assigns. All covenants and agreements in this Agreement and each other Credit Document by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not; provided, however, that the Company may not transfer or assign any of its rights or obligations under this Agreement or any other Credit Document without the prior written consent of all Holders.

     14.10. Disclosure to Other Persons. Without limiting the terms of any other confidentiality agreement that may be in effect from time to time between the Company and any Holder, each Holder agrees to use reasonable efforts to hold in confidence and not disclose any written information (other than information (i) that was publicly known or otherwise known to such Holder, at the time of disclosure (except pursuant to disclosure in connection with this Agreement),
(ii) that subsequently becomes publicly known through no act or omission by such Holder, or (iii) that otherwise becomes known to such Holder, other than through disclosure by the Company pursuant hereto) delivered or made available by or on behalf of the Company or any Restricted Subsidiary to such Holder (including without limitation any non-public information obtained pursuant to Section 7) in connection with or pursuant to this Agreement that is non-public and clearly marked or labeled or otherwise designated in writing as being confidential information; provided, however, that nothing herein shall prevent any Holder from delivering copies of any financial statements and other documents delivered to such Holder, and disclosing any other information disclosed to such Holder, by or on behalf of the Company in connection with or pursuant to this Agreement to (a) such Holder's directors, officers, employees, agents and professional consultants, (b) any other Holder of any Series A Senior Notes, (c) any Person to which such Holder offers to sell any Series A Senior Notes or any part thereof or participation therein, provided such party first agrees in writing to be bound to the Company by the terms of this Section 14.10, or (d) any other Person to which such delivery or disclosure may be required (1) in compliance with any law, rule, regulation or order applicable to such Holder, (2) in response to any subpoena or other legal process, or (3) in connection with any litigation to which such Holder is a party.

     14.11. Notices. All communications provided for hereunder shall be in writing and sent by telecopier, certified or registered first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to a Purchaser, addressed to it at the address specified for such communications on the Purchaser Schedule attached hereto, or to such other address as such Purchaser may have designated to the Company in writing, (ii) if to any Holder of any Series A Senior Notes, addressed to such Holder at the registered address of such Holder as set forth in the register kept by the Company at its principal office as provided in Section 14.4, and (iii) if to the Company, addressed to it at 250 North Shadeland Avenue, Indianapolis, Indiana 46219 (telecopier number:
(317) 231-6469) Attention: Mr. Rick Brown, or to such other address for purposes hereof as the Company may have designated in writing to each Holder (such notice being effective on receipt).

     14.12. Descriptive Headings. Descriptive headings of sections of this Agreement are for convenience of reference only and do not constitute a part of this Agreement.

     14.13. Satisfaction Requirement. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to any party, the determination of by such party of such satisfaction shall be made by such party in its own independent judgment exercised in good faith and without regard to what others may consider reasonable unless a different standard is provided in any specific instance.

     14.14. Independence of Covenants. All covenants hereunder shall be given independent effect.

     14.15. Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     14.16. Governing Law THIS AGREEMENT AND THE SERIES A SENIOR NOTES SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF INDIANA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

     14.17. Counterparts. This Agreement and any amendments, waivers, consents, or supplements hereto or hereunder may be executed in any number of counterparts, and by different parties hereto or thereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution and delivery of a counterpart hereof by each of the parties hereto. Any Purchaser may deliver its counterpart signature page hereto by telecopy, which delivery shall be binding on such Purchaser, and provided further that any such Purchaser shall promptly provide the Company or its counsel with an adequate number (as determined by the such counsel) of originally executed signature pages hereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Note Purchase Agreement to be duly executed and delivered by their respective duly authorized officers.

                                    UNION ACCEPTANCE CORPORATION


                                    By:     /s/ Melanie S. Otto
                                            ------------------------------------
                                    Name:   Melanie S. Otto
                                    Title:  Senior Vice President



                                    THE NOTE PURCHASERS:

                                    RDV AUTO, LLC

                                    By:     RDV Corporation, its manager


                                    By:     /s/ Robert H. Schierbeek
                                            ------------------------------------
                                    Name:   Robert H. Schierbeek
                                    Title:  Treasurer



                                    THE PETER C. COOK TRUST



                                    By:     /s/ Peter C. Cook
                                            ------------------------------------
                                    Name:   Peter C. Cook
                                    Title:  Trustee